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As filed with the Securities and Exchange Commission on June 15, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0518430 (I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 700
Denver, CO 80203
(303) 861-8140
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Honeyfield
Senior Vice President—Chief Financial Officer
St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, CO 80203
(303) 861-8140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Dwight R. Landes
Ballard Spahr Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, CO 80202
(303) 292-2400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

                  If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

3.50% Senior Convertible Notes due 2027	$287,500,000	100%	$287,500,000	$8,826.25

Common Stock, $0.01 par value	5,283,014 shares(3)	—	—	(4)

(1)
Equals the aggregate principal amount of the notes being registered.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
Represents shares of common stock issuable upon conversion of the notes at the initial conversion rate of 18.3757 shares per $1,000 principal amount of notes, subject to adjustment in certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, the registrant is also registering an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes in connection with a stock split, stock dividend, recapitalization or similar event or as a result of the anti-dilution provisions of the notes.

(4)
Pursuant to Rule 457(i) under the Securities Act of 1933, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the exercise of the conversion right.

PROSPECTUS

$287,500,000

St. Mary Land & Exploration Company

         3.50% Senior Convertible Notes due 2027
and Common Stock Issuable Upon Conversion of 3.50%
Senior Convertible Notes due 2027

                We issued and sold $287,500,000 aggregate principal amount of the notes in a private offering on April 4, 2007. This prospectus may be used by selling securityholders named in this prospectus or in prospectus supplements to resell from time to time their notes and the shares of common stock into which the notes are convertible at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the notes or the shares of common stock issuable upon conversion of the notes by any of the selling securityholders.

                The notes bear interest at the rate of 3.50% per year. We will pay interest on the notes on April 1 and October 1 of each year beginning October 1, 2007. The notes will mature on April 1, 2027. The notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt and senior in right of payment to any future subordinated debt.

                Holders may convert their notes based on a conversion rate of 18.3757 shares of our common stock per $1,000 principal amount of notes (which is equal to an initial conversion price of approximately $54.42 per share), subject to adjustment, contingent upon and only under the following circumstances: (1) if the closing price of our common stock reaches or the trading price of the notes falls below specified thresholds, (2) if the notes are called for redemption, (3) if specified distributions to holders of our common stock are made or specified corporate transactions occur, (4) if a fundamental change occurs, or (5) during the ten trading days prior to, but excluding, the maturity date. Upon conversion of the notes, holders will receive cash or our common stock or any combination thereof as elected by us. At any time prior to the maturity date of the notes, we have the option to unilaterally and irrevocably elect to settle our obligations upon conversion of the notes in cash and, if applicable, shares of common stock. If we make this election, then upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of notes, we will pay to holders (1) an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value determined in the manner set forth in this prospectus, and (2) if the conversion value exceeds $1,000 we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining value deliverable upon conversion. If a holder elects to convert its notes in connection with certain events that constitute a change of control before April 1, 2012, we will pay, to the extent described in this prospectus, a make whole premium by increasing the conversion rate applicable to such notes.

                We will pay contingent interest in cash with respect to any six-month period from April 1 to September 30 and from October 1 to March 31 commencing with the six-month period beginning on April 1, 2012, if the average trading price of a note for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the note.

                Holders may require us to purchase all or a portion of their notes on each of April 1, 2012, April 1, 2017 and April 1, 2022, at a purchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date. On April 1, 2012, we may pay the purchase price in cash, in shares of our common stock, or in any combination of cash and common stock. On April 1, 2017 and April 1, 2022, we must pay the purchase price in cash. In addition, if we experience a fundamental change as described in this prospectus, holders may require us to purchase for cash all or a portion of their notes, subject to specified exceptions, at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

                We may from time to time on or after April 6, 2012 redeem for cash all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

                Our common stock is listed on the New York Stock Exchange under the symbol "SM." On June 15, 2007, the last reported sale price of our common stock was $39.51 per share.

                Investing in the notes and our common stock issuable upon conversion of the notes involves risks that are described in the "Risk Factors" section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2007.

ABOUT THIS PROSPECTUS

              This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. Selling securityholders may use this shelf registration statement to sell the 3.50% Senior Convertible Notes due 2027 that we issued on April 4, 2007, which we refer to as the notes, as well as the shares of common stock issuable upon conversion of the notes.

              This prospectus provides you with a general description of the securities any selling securityholders may offer. Each time any selling securityholders sell securities, we may provide a prospectus supplement that will contain additional information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

              You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

              This prospectus, including information we incorporate by reference, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, intentions, future performance and business of us that are not historical facts. All statements other than statements of historical fact included in this prospectus and the documents incorporated herein by reference are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "will," "would," "should," "plans," "likely," "expects," "anticipates," "intends," "believes," "estimates," "thinks," "may," and similar expressions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption "Risk Factors," as well as the following:

  •
  The volatility and level of realized oil and natural gas prices;

  •
  unexpected drilling conditions and results;

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  unsuccessful exploration and development drilling;

  •
  the availability and risks of economically attractive exploration, development, and property acquisition opportunities and any necessary financing;

  •
  the risks of hedging strategies;

  •
  lower prices realized on oil and natural gas sales resulting from our commodity price risk management activities;

  •
  the uncertain nature of the expected benefits from the acquisition of oil and natural gas properties;

  •
  production rates and reserve replacement;

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  the imprecise nature of oil and natural gas reserve estimates;

  •
  uncertainties inherent in projecting future rates of production from drilling activities and acquisitions;

  •
  drilling and operating service availability;

  •
  uncertainties in cash flow;

  •
  the financial strength of hedge contract counterparties;

  •
  the negative impact that lower oil and natural gas prices could have on our ability to borrow;

  •
  our ability to compete effectively against other independent and major oil and natural gas companies; and

  •
  litigation, environmental matters, the potential impact of government regulations, and the use of management estimates.

              Except to the extent required by applicable law or regulation, we assume no obligation, and disclaim any duty, to update the forward-looking statements in this prospectus or the documents we incorporate by reference.

ii

SUMMARY

              This summary represents highlights of information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it is not complete and does not contain all the information that is important to you. You should read the entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and related notes incorporated by reference into this prospectus. As used in this prospectus, all references to "St. Mary," "we," "our," and "us" and all similar references are to St. Mary Land & Exploration Company and its consolidated subsidiaries, unless the context otherwise requires.

St. Mary Land & Exploration Company

              We are an independent oil and natural gas company engaged in the exploration, exploitation, development, acquisition and production of domestic natural gas and crude oil. We were founded in 1908, incorporated in 1915 and have been a publicly-traded entity since our initial public offering in 1992. Our objective is to build stockholder value through consistent economic growth in reserves and production that increases net asset value per share. We seek to invest in oil and natural gas producing assets that result in a superior return on equity while preserving underlying capital, resulting in a return on equity to stockholders that reflects capital appreciation as well as the payment of cash dividends. Our current resource base is predominantly onshore in the United States and is characterized by a multi-year inventory of lower to medium risk drilling opportunities.

              Our operations are focused in the following five core operating areas in the United States:

  •
  The Rocky Mountain region is managed from our office in Billings, Montana. The oil and natural gas assets are located in the Williston Basin in eastern Montana and western North Dakota as well as the major producing basins in Wyoming. Recent activity in the northern Rockies includes drilling in the Middle Bakken formation, continued development in the Red River formation, and drilling horizontal prospects in the Mississippian formations of the Williston Basin, principally the Mission Canyon and Ratcliffe. Development in Wyoming includes the Greater Green River, Wind and Big Horn Basins. Our Rocky Mountain region also includes the development of coalbed methane reserves in the Hanging Woman Basin which is located in the northern Powder River Basin;

  •
  The Mid-Continent region is comprised of properties in Oklahoma and northern Texas, primarily in the Anadarko and Arkoma basins. The most significant activity is in the Mayfield development area in Roger Mills and Beckham Counties in western Oklahoma, and the Arkoma development in eastern Oklahoma where we are pursuing a horizontal drilling program targeting the Wapanucka limestone, Cromwell sandstone, and Woodford shale formations. The Mid-Continent region is managed from our office in Tulsa, Oklahoma. Due to the specific technical expertise of the Mid-Continent team, our assets in the Constitution Field in Jefferson County, Texas, are also managed within this region;

  •
  The ArkLaTex region spans eastern Texas, northern Louisiana and southern Arkansas and is managed by our Shreveport, Louisiana office. Recent activity includes the horizontal limestone program targeting resources in the James and Glen Rose formations throughout the region. The ArkLaTex region manages our interests in a significant vertical well development effort at the Elm Grove Field. Elm Grove continues to be a strong producing asset with recent incremental success in the field from Hosston formation recompletions. This region also oversees our interest in the Terryville Field where we plan to increase activity in 2007;

  •
  The Permian Basin region in western Texas and eastern New Mexico includes our recently acquired interests in the Sweetie Peck Field in the Permian Basin. Our activities in this field target the producing formations of the Spraberry interval—including the Spraberry, Leonard and Wolfcamp formations. Our legacy assets in the Permian include our waterflood projects at Parkway Delaware Unit and East Shugart Delaware Unit in New Mexico. We opened an office in Midland, Texas in February 2007 to manage our Permian assets; and

  •
  The Gulf Coast region consists of onshore Texas and Louisiana properties and includes the Judge Digby Field in Pointe Coupee Parish, Louisiana, our fee property in St. Mary Parish, Louisiana, and a presence in the offshore Gulf of Mexico. The region is managed from our Houston, Texas office. This office has expertise in the utilization of 3-D seismic as a "de-risking" tool to identify direct hydrocarbon indicators along the Gulf Coast and in the Gulf of Mexico.

              As of December 31, 2006, we had estimated proved reserves of 74.2 MMBbl of oil and 482.5 Bcf of natural gas, for a total of 927.6 BCFE. These estimated proved oil and natural gas reserves have a PV-10 value of $2.2 billion and a standardized measure value, including the effect of income taxes of $1.6 billion. The percentage of proved developed reserves is 78 percent. The mix of natural gas reserves to oil reserves is 52 percent natural gas and 48 percent oil. For the year ended December 31, 2006, we produced 92.8 BCFE, of which 61 percent was natural gas. This total production represents an average daily production of 254.2 MMCFE.

              Our principal executive offices are located at 1776 Lincoln Street, Suite 700, Denver, Colorado 80203. Our telephone number is (303) 861-8140. Our website address is www.stmaryland.com; information included or referred to on our website is not part of this prospectus.

The Offering

              The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus.

Notes Offered	$287.5 million aggregate principal amount of senior convertible notes due 2027.
Maturity Date	April 1, 2027.
Interest and Payment Dates	3.50% per year, payable semiannually in arrears in cash on April 1 and October 1 of each year, beginning October 1, 2007.
Contingent Interest
We will pay contingent interest on the notes with respect to any six-month period from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning on April 1, 2012, if the average trading price of a note for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the note. The amount of the contingent interest payable per note for any relevant six-month period will equal 0.25% per annum of the average trading price of a note for the applicable five trading day period described above and will be payable semiannually in arrears in cash.
Conversion Rights	Holders may convert their notes prior to the close of business on the business day before the stated maturity date based on the applicable conversion rate only under the following circumstances:
•
during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price per share, which is $1,000 divided by the then applicable conversion rate;
•
during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each day of that period was less than 98% of the product of the closing price of our common stock for each day of that period and the then applicable conversion rate;
	•	if the notes are called for redemption;
	•	if specified distributions to holders of our common stock are made, or specified corporate transactions occur;
	•	if a fundamental change occurs; or
	•	during the 10 trading days prior to, but excluding, the maturity date.

The initial conversion rate is 18.3757 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $54.42 per share of common stock.

Upon conversion of the notes, holders will receive cash or our common stock or any combination thereof as elected by us. At any time prior to the maturity date of the notes, we have the option to unilaterally and irrevocably elect to settle our obligations upon conversion of the notes in cash and, if applicable, shares of common stock. If we make this election, then upon conversion of each $1,000 principal amount of notes, we will pay to the holders, in lieu of common stock, (1) an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in this prospectus and (2) if the conversion value exceeds $1,000, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining value deliverable upon conversion.
Make Whole Premium
If a holder elects to convert its notes in connection with certain events occurring before April 1, 2012 that constitute a fundamental change, we will pay, to the extent described in this prospectus, a make whole premium on notes converted in connection with a fundamental change by increasing the conversion rate applicable to the converted notes. The amount of the increase in the applicable conversion rate, if any, will be based on our common stock price and the effective date of the fundamental change.

A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and fundamental change effective dates are set forth under "Description of Notes—Determination of Make Whole Premium."
Redemption of Notes at our Option
On or after April 6, 2012, we may redeem the notes, in whole or in part at any time or in part from time to time, for cash at a redemption price of 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the applicable redemption date. See "Description of Notes—Redemption of Notes at Our Option."

Purchase of Notes by Us at the Option of Holders
Holders may require us to purchase all or a portion of their notes on each of April 1, 2012, April 1, 2017 and April 1, 2022, at a purchase price equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date. We may pay the purchase price on April 1, 2012, in cash, in shares of our common stock, or in any combination of cash and shares of our common stock; and on April 1, 2017 and April 1, 2022, in cash only. See "Description of Notes—Purchase of Notes by Us at the Option of Holders."
Purchase of Notes at Option of Holders for Cash Upon a Fundamental Change
Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or any portion of their notes at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. See "Description of Notes—Purchase of Notes at Option of Holders Upon a Fundamental Change."
Ranking	The notes are our direct, unsecured, senior obligations and are:
• equal in right of payment with all of our existing and any future senior debt;
• senior in right of payment to any future subordinated debt;
• effectively junior in right of payment to all of our existing and any future secured debt, including our revolving credit facility, to the extent of the value of the assets securing such debt; and
• effectively junior in right of payment to any existing and future debt and other liabilities of our subsidiaries, including debt under our revolving credit facility.
As of May 31, 2007, we had outstanding $287.5 million of long-term senior unsecured debt and $67.0 million of debt under our revolving credit facility.
The terms of the indenture under which the notes are issued do not limit our ability or the ability of our subsidiaries to incur additional debt, including secured debt.
Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes.

DTC Eligibility
The notes were issued in fully registered book-entry form and are represented by a permanent global note without coupons. The global note is deposited with the trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in the global note are shown on, and transfers thereof are effected only through, records maintained by DTC and its direct and indirect participants, and your interest in the global note may not be exchanged for certificated notes, except in limited circumstances described herein. See "Description of Note—Global Note; Book-Entry Form."
Form and Denomination	The notes have been issued in minimum denominations of $1,000 and any integral multiple of $1,000.
Trading	The notes will not be listed on any securities exchange or included in any automated quotation system.
NYSE Symbol for Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "SM."
Certain U.S. Federal Tax Considerations
Under the indenture governing the notes, we and each holder and beneficial owner of a note have agreed (in the absence of a change in law requiring a contrary treatment) to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulations governing contingent payment debt instruments. Under these regulations, even if we do not pay contingent interest, a U.S. holder (as defined below under "Certain U.S. Federal Tax Considerations—Consequences to U.S. Holders") will be required to include interest in gross income for U.S. federal income tax purposes at a rate of 7.00% per annum, compounded semi-annually regardless of whether the holder uses the cash or accrual method of tax accounting. Accordingly, each U.S. holder will recognize taxable income significantly in excess of cash interest payments (whether fixed or contingent) actually received in that year. For this purpose, a conversion of notes will be treated as the receipt of a contingent payment with respect to the notes, which may produce an adjustment to a U.S. holder's interest accruals. In addition, gain, if any, recognized upon the sale, exchange, conversion, redemption or repurchase of a note will generally be treated as ordinary interest income; loss, if any, will be ordinary loss to the extent of the interest previously included in income and, thereafter, capital loss.

In addition, the conversion rate for the notes will be adjusted in certain circumstances and such adjustments (or failure to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you, notwithstanding the fact that you do not receive a cash payment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the tax rules applicable to corporate distributions. Deemed dividends received by individual U.S. holders may not be eligible for the reduced rates of tax applicable to qualified dividend income. Deemed dividends received by non-U.S. holders (as defined under "Certain U.S. Federal Tax Considerations—Consequences to Non-U.S. Holders") may be subject to U.S. federal income tax withholding, which tax may be withheld from interest, shares of common stock or proceeds subsequently paid or credited to such non-U.S. holders. See "Certain U.S. Federal Tax Considerations."
Risk Factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or shares of common stock into which the notes are convertible.

RISK FACTORS

              Before you invest in our notes or the shares of our common stock into which the notes may be converted, you should carefully consider the following risks, as well as the other information set forth in this prospectus and the information incorporated by reference. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, we might be unable to repay the principal of and interest on the notes, and you could lose all or part of your investment.

Risks Relating to the Notes

Our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on the notes and our other debt.

              As of May 31, 2007, we had $287.5 million of total long-term senior unsecured debt outstanding and $67.0 million of debt under our revolving credit facility. We also had $431.9 million of available debt capacity under our revolving credit facility, assuming the borrowing conditions of this facility were met. Our revolving credit facility has a maximum loan amount of $500 million, a current borrowing base of $1.1 billion, and we have elected a current commitment amount of $500 million.

              Our amount of debt could have important consequences to you. For example, it could:

  •
  make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

  •
  require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

  •
  limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions and paying dividends;

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

              Our ability to make payments on our indebtedness, including the notes offered hereby, and to refinance our indebtedness and fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreement or from other sources we might not be able to service our debt, including the notes, or to fund our other liquidity needs. If we are unable to service our debt, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future debt agreements, including the indenture governing the notes and our existing and future credit agreements, may prohibit us from pursuing any of these alternatives.

              Our debt instruments, including our credit agreement and the indenture governing these notes, also permit us to incur additional debt in the future. In addition, the entities we may acquire in the future could have significant amounts of debt outstanding which we could be required to assume in connection with the acquisition, or we may incur our own significant indebtedness to consummate an acquisition.

              In addition, our revolving credit facility is subject to periodic borrowing base redeterminations. We could be forced to repay a portion of our bank borrowings in the event of a downward redetermination of our borrowing base, and we may not have sufficient funds to make such repayment at that time. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowing or arrange new financing, we may be forced to sell significant assets.

The indenture governing the notes does not limit our ability or our subsidiaries' ability to incur indebtedness or to take other actions which may be adverse to the interests of the holders of the notes.

              The indenture governing the notes does not contain any financial or operating covenants that would restrict or prohibit us or our subsidiaries from undertaking certain types of transactions that could be adverse to the interests of the holders of the notes. In particular, the indenture does not restrict us or our subsidiaries from incurring additional indebtedness. If we or our subsidiaries incur additional indebtedness, the related risks described above could intensify. In addition, the indenture does not contain restrictions on paying dividends, making of investments, entering into transactions with affiliates, incurring liens or issuing or repurchasing securities. Any of the actions could be adverse to the interests of the holders of the notes.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

              Our ability to make payments on our indebtedness, including the notes offered hereby, and to refinance our indebtedness and fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

              We believe our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreement, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes offered hereby, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes offered hereby, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all.

The notes are effectively junior to the liabilities of our current and future subsidiaries.

              The notes are effectively junior to all existing and future debt and other liabilities of our subsidiaries. If one of our subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary's assets would not be available to us or the holders of the notes until after payments have been made on all of its liabilities. As a result, the payment of principal and interest on the notes is effectively subordinated in right of payment to all debt and liabilities of the subsidiaries and, therefore, if our assets are insufficient to pay the notes in full, the assets of the subsidiaries may not be available to pay the notes.

The notes are not secured by any of our assets. However, our credit agreement debt is secured by substantially all of our assets. As a result, if we become insolvent, secured lenders will have a prior claim on our assets.

              The notes are not secured by any of our assets. However, our revolving credit agreement is secured by substantially all of our assets and a pledge of the capital stock of our material subsidiaries.

Additionally, the terms of the indenture and our revolving credit facility permit us to incur additional secured debt in the future. Accordingly, the payment of principal and interest on the notes is effectively subordinated in right of payment to all of our secured debt with respect to the assets securing such secured debt.

              If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. In that event, because the notes are not secured by any of our assets, it is possible that there will be no assets remaining from which claims of holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

              As of May 31, 2007, we had outstanding $67.0 million of secured debt, and the ability to incur up to $431.9 million of additional secured debt under our revolving credit facility.

You should consider the U.S. federal income tax consequences of owning, converting and disposing of the notes.

              We and each holder agree to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulations governing contingent payment debt instruments, and U.S. holders (as defined under "Certain U.S. Federal Tax Considerations") will generally be required to accrue interest income on the notes, subject to certain adjustments, at a rate of 7.00%, compounded semi-annually, regardless of whether the holder uses the cash or accrual method of tax accounting. As a result of this treatment, the amount of interest income with respect to the notes required to be included in a U.S. holder's gross income in each taxable year generally will substantially exceed the cash interest payments on the notes (both fixed and contingent) actually received by the holder in that year. For this purpose, a conversion of the notes will be treated as the receipt of a contingent payment with respect to the notes, which may produce an adjustment to a U.S. holder's interest accruals. Additionally, any gain recognized upon the sale, exchange, conversion, redemption or repurchase of a note will generally be treated as ordinary interest income; loss will be ordinary loss to the extent of interest previously included in income and, thereafter, capital loss.

              In addition, the conversion rate for the notes will be adjusted in certain circumstances, as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments," and such adjustments (or failure to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you, notwithstanding the fact that you do not receive a cash payment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the tax rules applicable to corporate distributions. Deemed dividends received by U.S. holders may not be eligible for the reduced rates of tax applicable to qualified dividend income. Deemed dividends received by non-U.S. holders may be subject to United States federal gross income and withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any withholding tax applicable to such a constructive dividend may be withheld from interest, shares of common stock or proceeds subsequently paid or credited to such a non-U.S. holder. You should consult your own tax advisor concerning the tax consequences of owning, converting and disposing of the notes and any common stock received on conversion of the notes in light of your particular situation. See "Certain U.S. Federal Tax Considerations."

The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

              Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries' ability to:

  •
  incur additional debt;

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  create liens;

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  make acquisitions;

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  redeem and/or prepay certain debt;

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  sell preferred stock of subsidiaries or other assets;

  •
  make certain investments;

  •
  enter new lines of business;

  •
  engage in consolidations, mergers and acquisitions;

  •
  repurchase or redeem capital stock;

  •
  guarantee obligations;

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  engage in certain transactions with affiliates; and

  •
  pay dividends and make other distributions.

              Our credit agreement also requires us to comply with certain financial covenants, including a requirement that we maintain certain levels of stockholders' equity and limitation of our annual dividend rate to no more than $0.25 per share. These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, mergers and acquisitions and other corporate opportunities.

Failure to comply with covenants in our existing or future financing agreements could result in cross-defaults under some of our financing agreements which could jeopardize our ability to pay the notes.

              Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain the financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indenture governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of notes.

              Our debt contains prepayment or acceleration rights at the election of the holders upon a covenant default or change in control, which acceleration rights, if exercised, could constitute an event of default under the notes. In addition, certain lenders under our revolving credit facility are also counterparties under our hedge agreements, which have provisions whereby the lender group may declare a default under certain circumstances which could constitute an event of default under the revolving credit facility and these notes. It is possible that we would be unable to fulfill all of these obligations and make payments on the notes simultaneously.

We may be unable to purchase the notes upon a fundamental change or on any of the purchase dates as required by the notes, which would cause defaults under the notes and our other debt agreements.

              Holders of the notes may require us to repurchase all or a portion of the notes on each of April 1, 2012, April 1, 2017 and April 1, 2022, at a purchase price equal to 100% of the principal amount of the notes, plus accrued interest to, but excluding, the applicable purchase date. On April 1, 2012, we may pay the purchase price in cash, in shares of our common stock, or in any combination of cash and common stock. On April 1, 2017 and April 1, 2022, we must pay the purchase price in cash. Following the occurrence of a fundamental change, holders of the notes may require us to repurchase for cash all or a portion of their notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued interest to, but excluding, the date of the fundamental change purchase. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of such notes for cash. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase the notes for cash, which would constitute an event of default under the notes, which itself would also constitute a default under our credit agreement, and could constitute a default under the terms of any future debt that we may incur. In addition, we may not have sufficient funds available at the time we are required to repurchase the notes for cash offered hereby.

We may not be able to pay the cash portion of the conversion consideration upon conversion of the notes.

              We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the conversion consideration upon conversion of the notes. As described under "Description of Notes," if we have so elected, upon conversion of the notes, we will be required to pay to the holder of a note a cash payment equal to the lesser of the principal amount of the notes being converted or the conversion value of those notes. This payment must be made in cash, not in shares of our common stock. As a result, we may be required to pay significant amounts in cash to holders of the notes upon conversion.

              If we do not have sufficient cash on hand at the time of conversion, we may have to borrow funds under our revolving credit facility or raise additional funds through other debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, future senior debt may prohibit us from making these cash payments upon conversion of the notes, or may restrict our ability to make such payments by requiring that we satisfy certain covenants relating to the making of restricted payments.

              We obtained the consent of the lenders under our revolving credit facility agreement for the issuance of the notes as well as for the provisions in the indenture for the notes which allow for cash payments to be made upon conversion of the notes. However, such consent is subject to certain conditions, including our continued compliance with the covenants under the credit agreement. If we fail to comply with these conditions, we would not be permitted to pay the cash portion of the conversion consideration upon conversion of the notes, and any such payments would constitute an event of default under the credit agreement. A failure to pay the conversion consideration would be an event of default under the indenture governing the notes, which could lead to cross-defaults under our other indebtedness.

Fluctuations in the price of our common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.

              The ability of holders of the notes to convert the notes is conditioned on the closing price of our common stock reaching a specified threshold or the occurrence of other specified events, such as a change of control. If the closing price threshold for conversion of the notes is satisfied during a calendar quarter, holders may convert their notes only during the subsequent calendar quarter. If such closing price threshold is not satisfied and the other specified events that would permit a holder to convert notes do not occur, holders would not be able to convert their notes until the period beginning ten trading days before the maturity date and ending at the close of business on the business day immediately preceding the final maturity date. See "Description of Notes—Conversion Rights" and "—Conversion Upon Occurrence of Specified Corporate Transactions."

              Because the notes are convertible into or based on the value of shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the amount of cash payable, as well as the number of shares of our common stock issuable, upon conversion of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

              Our stock price and the stock market in general have from time to time experienced extreme price fluctuations. Often, these changes have been unrelated to the operating performance of the affected companies. The trading price of our common stock is affected by many factors including our results of operations, conditions specific to the oil and natural gas exploration and production industry, earnings and other announcements by our competitors, conditions in securities markets in general and recommendations by securities analysts. Furthermore, quarter-to-quarter fluctuations in our results of operations caused by changes in oil and natural gas commodity prices or other factors may have a significant effect on the market price of our common stock. In addition, general market conditions and international political or economic factors unrelated to our performance may affect our stock price. These and other conditions and factors could cause the price of our common stock, and therefore the price of the notes, to fluctuate substantially over short periods.

The make whole premium that may be payable upon conversion in connection with a change of control may not adequately compensate you for the lost option time value of your notes as a result of such change of control.

              If you convert notes in connection with a change of control occurring prior to April 1, 2012, we may be required to pay a make whole premium by increasing the conversion rate applicable to the converted notes. While the increase in the conversion rate is designed to compensate you for the lost option value of your notes as a result of a change of control, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if a change of control occurs, in certain instances described under "Description of Notes—Determination of Make Whole Premium," there will be no such increase in the conversion rate.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

              If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our restated certificate of incorporation or restated by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the notes.

              Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. As a result, we could enter into any such transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the notes. In addition, if such transaction is not considered a fundamental change under the terms of the notes, holders may not be able to convert their notes.

Shares eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.

              The potential for sales of substantial amounts of our common stock in the public market may have a material adverse effect on our stock price and therefore the notes. As of May 31, 2007, 62,743,624 shares of common stock were freely tradable without substantial restriction or the requirement of future registration under the Securities Act of 1933. Also as of that date, options to purchase 3,004,636 shares of our common stock were outstanding, of which 2,857,478 were exercisable. These options are exercisable at prices ranging from $4.63 to $20.87 per share. In addition, restricted stock units providing for the issuance of up to a total of 1,139,173 shares of our common stock were outstanding. As of May 31, 2007, there were 62,836,084 shares of common stock outstanding, net of treasury shares.

An active public market may not develop for the notes, which could hinder your ability to liquidate your investment.

              There is currently no public market for the notes. The initial purchasers have informed us that they are making a market in the notes. However, the initial purchasers are under no obligation to do so and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, we cannot assure you that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The notes are currently eligible for trading on The PORTAL™ Market. Notes sold by means of this prospectus will no longer be eligible for trading on The PORTAL™ Market. We have no plans to apply for listing of the notes on any securities exchange.

              The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If an active trading market does not develop, the market price and liquidity of the notes may be materially adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.

Risks Related to Our Business

Oil and natural gas prices are volatile, and a decline in prices could hurt our profitability, financial condition, and ability to grow.

              Our revenues, operating results, profitability, future rate of growth, and the carrying value of our oil and natural gas properties depend heavily on the prices we receive for oil and natural gas sales. Oil and natural gas prices also affect our cash flows and borrowing capacity, as well as the amount and value of our oil and natural gas reserves.

              Historically, the markets for oil and natural gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and natural gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and other factors that are beyond our control, including:

  •
  Worldwide and domestic supplies of oil and natural gas;

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  the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain production quotas;

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  pipeline, transportation, or refining capacity constraints in a regional or localized area may put downward pressure on the realized price for oil or natural gas;

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  political instability or armed conflict in oil or natural gas producing regions;

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  worldwide and domestic economic conditions;

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  the level of consumer demand;

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  productive capacity of the industry as a whole;

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  the availability of transportation facilities;

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  weather conditions;

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  the price and availability of alternative fuels; and

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  governmental regulations and taxes.

              These factors and the volatility of oil and natural gas markets make it very difficult to predict future oil and natural gas price movements with any certainty. Declines in oil or natural gas prices would reduce our revenues and could also reduce the amount of oil and natural gas that we can produce economically, which could have a material adverse effect on us.

If we are not able to replace reserves, we will not be able to sustain production.

              Our future operations depend on our ability to find, develop, and acquire oil and natural gas reserves that are economically recoverable. Our properties produce oil and natural gas at a declining rate over time. In order to maintain current production rates we must locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We may do this even during periods of low oil and natural gas prices. In addition, competition for the acquisition of producing oil and natural gas properties is intense and many of our competitors have financial and other resources for acquisitions that are substantially greater than those available to us. Therefore, we may not be able to acquire oil and natural gas properties that contain economically recoverable reserves, or we may not be able to acquire such properties at prices acceptable to us. Without successful drilling or acquisition activities, our reserves, production, and revenues will decline over time.

Competition in our industry is intense, and many of our competitors have greater financial, technical and human resources than we do.

              We face intense competition from major oil companies, independent oil and natural gas exploration and production companies, financial buyers, and institutional and individual investors who are actively seeking oil and natural gas properties throughout the world, along with the equipment, expertise, labor, and materials required to operate oil and natural gas properties. Many of our competitors have financial and technical resources vastly exceeding those available to us, and many oil and natural gas properties are sold in a competitive bidding process in which our competitors may be able to pay more for development prospects and productive properties or in which our competitors have technological information or expertise that is not available to us to evaluate and successfully bid for the properties. In addition, shortages of equipment, labor, or materials as a result of intense competition may result in increased costs or the inability to obtain those resources as needed. We may not be successful in acquiring and developing profitable properties in the face of this competition.

              We also compete for people. As drilling activities have accelerated, the need for talented people has grown at a time when the number of people available is constrained.

The actual quantities and present values of our proved oil and natural gas reserves may be less than we have estimated.

              This prospectus includes estimates of our proved oil and natural gas reserves and the estimated future net revenues from those reserves. Reserve estimates are based on various assumptions, including assumptions required by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes, timing of operations, and availability of funds. The process of estimating reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering, and economic data for each reservoir. These estimates are dependent on many variables and therefore changes often occur as these variables evolve and commodity prices fluctuate. Therefore, these estimates are inherently imprecise.

              Actual future production, oil and natural gas prices, revenues, production taxes, development expenditures, operating expenses, and quantities of recoverable oil and natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present values of proved reserves disclosed by us, and the actual quantities and present values may be less than we have previously estimated. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices, and other factors, many of which are beyond our control. Our properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties.

              As of December 31, 2006, approximately 22%, or 200.1 BCFE, of our estimated proved reserves were proved undeveloped and approximately 11% or 100.1 BCFE, were proved developed non-producing. Estimates of proved undeveloped reserves and proved developed non-producing reserves are nearly always based on volumetric calculations rather than the performance data used to estimate producing reserves. Recovery of proved undeveloped reserves requires significant capital expenditures and successful drilling operations. Production revenues from proved developed non-producing reserves will not be realized until some time in the future. Our estimates of proved undeveloped reserves assume that we will make significant capital expenditures to develop these reserves. Although we have estimated our reserves and the costs associated with these reserves in accordance with industry standards, estimated costs may not be accurate, development may not occur as scheduled, and actual results may not occur as estimated.

              You should not assume that the PV-10 values included in this prospectus represent the current market value of our estimated oil and natural gas reserves. Management has based the estimated discounted future net cash flows from proved reserves on prices and costs as of the date of the estimate, in accordance with SEC requirements, whereas actual future prices and costs may be materially higher or lower. For example, values of our reserves as of December 31, 2006, were estimated using a calculated weighted-average sales price of $5.64 per Mcf of natural gas (NYMEX Henry Hub spot price) and $61.05 per Bbl of oil (NYMEX West Texas Intermediate spot price). We ensure that we consider basis and location differentials as of that date in estimating our reserves. During 2006 our monthly average realized natural gas prices, excluding the effect of hedging, were as high as $8.65 per Mcf and as low as $4.97 per Mcf. For the same period our monthly average realized oil prices were as high as $69.58 per Bbl and as low as $50.61 per Bbl. Many other factors will affect actual future net cash flows, including:

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  amount and timing of actual production;

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  supply and demand for oil and natural gas;

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  curtailments or increases in consumption by oil purchasers and natural gas pipelines; and

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  changes in governmental regulations or taxes.

              The timing of production from oil and natural gas properties and of related expenses affects the timing of actual future net cash flows from proved reserves and thus their actual present value. Our actual future net cash flows could be less than the estimated future net cash flows for purposes of computing PV-10 values. In addition, the 10% discount factor required by the SEC to be used to calculate PV-10 values for reporting purposes is not necessarily the most appropriate discount factor given actual interest rates and risks to which our business and the oil and natural gas industry in general are subject.

Our producing property acquisitions may not be worth what we paid due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

              Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include exploration potential, future oil and natural gas prices, operating costs, and potential environmental and other liabilities. These assessments are not precise and their accuracy is inherently uncertain.

              In connection with our acquisitions, we perform a customary review of the acquired properties that will not necessarily reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities. Normally, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties.

              In addition, significant acquisitions can change the nature of our operations and business if the acquired properties have substantially different operating and geological characteristics or are in different geographic locations than our existing properties. To the extent that acquired properties are substantially different than our existing properties, our ability to efficiently realize the expected economic benefits of such acquisitions may be limited.

              Integrating acquired properties and businesses involves a number of other special risks, including the risk that management may be distracted from normal business concerns by the need to integrate operations and systems as well as retain and assimilate additional employees. Therefore, we may not be able to realize all of the anticipated benefits of our acquisitions.

Exploration and development drilling may not result in commercially productive reserves.

              Oil and natural gas drilling and production activities are subject to numerous risks, including the risk that no commercially productive oil or natural gas will be found. The cost of drilling and completing wells is often uncertain, and oil and natural gas drilling and production activities may be shortened, delayed, or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

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  unexpected drilling conditions;

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  title problems;

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  pressure or geologic irregularities in formations;

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  equipment failures or accidents;

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  hurricanes and adverse weather conditions;

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  compliance with environmental and other governmental requirements;

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  shortages or delays in the availability of or increases in the cost of drilling rigs, fracture stimulation crews and equipment, chemicals and supplies; and

  •
  shortages in availability of experienced drilling crews.

              The prevailing prices of oil and natural gas also affect the cost of and the demand for drilling rigs, production equipment, and related services. The availability of drilling rigs can vary significantly from region to region at any particular time. Although land drilling rigs can be moved from one region to another in response to changes in levels of demand, an undersupply of rigs in any region may result in drilling delays and higher drilling costs for the rigs that are available in that region.

              Another significant risk inherent in our drilling plans is the need to obtain drilling permits from state, local, and other governmental authorities. Delays in obtaining regulatory approvals and drilling permits, including delays which jeopardize our ability to realize the potential benefits from leased properties within the applicable lease periods, the failure to obtain a drilling permit for a well, or the receipt of a permit with unreasonable conditions or costs could have a materially adverse effect on our ability to explore on or develop our properties.

              The wells we drill may not be productive and we may not recover all or any portion of our investment in such wells. The seismic data and other technologies that we use do not allow us to know conclusively prior to drilling a well that oil or natural gas is present, or whether it can be produced economically. The cost of drilling, completing, and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Drilling activities can result in dry wells or wells that are productive but do not produce sufficient net revenues after operating and other costs to cover initial drilling and completion costs.

              Our future drilling activities may not be successful. Our overall drilling success rate or our drilling success rate for activity within a particular area may decline. In addition, we may not be able to obtain any options or lease rights in potential drilling locations that we identify. Although we have identified numerous potential drilling locations, we may not be able to economically produce oil or natural gas from all of them.

Our hedging transactions may limit the prices that we receive for oil and natural gas sales and involve other risks.

              To manage our exposure to price risks in the sale of our oil and natural gas, we enter into commodity price risk management arrangements from time to time with respect to a portion of our current or future production. We have hedged a significant portion of anticipated future production from our currently producing properties using zero-cost collars and swaps. Commodity price hedging may limit the prices that we receive for our oil and natural gas sales if oil or natural gas prices rise substantially over the price established by the hedge. In addition, these transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

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  our production is less than expected;

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  there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or

  •
  the counterparties to our hedge contracts fail to perform under the contracts.

              Some of our hedging agreements may also require us to furnish cash collateral, letters of credit, or other forms of performance assurance in the event that mark-to-market calculations result in settlement obligations by us to the counterparties, which would impact our liquidity and capital resources. In addition, some of our hedging transactions use derivative instruments that may involve basis risk. Basis risk in a hedging contract occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset is based, thereby making the hedge less effective. For example, a NYMEX index used for hedging certain volumes of production may have more or less variability than the regional price index used for the sale of that production.

Future oil and natural gas price declines or unsuccessful exploration efforts may result in write-downs of our asset carrying values.

              We follow the successful efforts method of accounting for our oil and natural gas properties. All property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending the determination of whether proved reserves have been discovered. If proved reserves are not discovered with an exploratory well, the costs of drilling the well are expensed.

              The capitalized costs of our oil and natural gas properties, on a field basis, cannot exceed the estimated future net cash flows of that field. If net capitalized costs exceed future net revenues, we must write down the costs of each such field to our estimate of fair market value. Unproved properties are evaluated at the lower of cost or fair market value. Accordingly, a significant decline in oil or natural gas prices or unsuccessful exploration efforts could cause a future write-down of capitalized costs.

              We review the carrying value of our properties quarterly based on prices in effect as of the end of each quarter or as of the time of reporting our results. Once incurred, a write-down of oil and natural gas properties cannot be reversed at a later date even if oil or natural gas prices increase.

Substantial capital is required to replace our reserves.

              We need to make substantial capital expenditures to find, acquire, develop, and produce oil and natural gas reserves. Future cash flows and the availability of financing are subject to a number of factors, such as the level of production from existing wells, our success in locating and acquiring new reserves, and prices paid for oil and natural gas. If oil or natural gas prices decrease or we encounter operating difficulties that result in our cash flows from operations being less than expected, we may have to reduce our capital expenditures unless we can raise additional funds through debt or equity financing. Debt or equity financing may not always be available to us in sufficient amounts or on acceptable terms.

              If our revenues were to decrease due to lower oil or natural gas prices, decreased production, or other reasons, and if we could not obtain capital through our revolving credit facility or other acceptable debt or equity financing arrangements, our ability to execute our development plans, replace our reserves, or maintain production levels could be greatly limited.

We are subject to operating and environmental risks and hazards that could result in substantial losses.

              Oil and natural gas operations are subject to many risks, including well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, adverse weather such as hurricanes in the Gulf Coast region, freezing conditions, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic natural gas, and other environmental risks and hazards. If any of these types of events occurs, we could sustain substantial losses.

              Under certain limited circumstances we may be liable for environmental damage caused by previous owners or operators of properties that we own, lease, or operate. As a result, we may incur substantial liabilities to third parties or governmental entities, which could reduce or eliminate funds available for exploration, development, or acquisitions or cause us to incur losses.

              We maintain insurance against some, but not all, of these potential risks and losses. We have significant but limited coverage for sudden environmental damages. We do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages or insurance coverage for environmental damage that occurs over time is available at a reasonable cost. In addition, pollution and environmental risks generally are not fully insurable. Further, we may elect not to obtain other insurance coverage under circumstances where we believe that the cost of available insurance is excessive relative to the risks presented. Accordingly, we may be subject to liability or may lose substantial portions of certain properties in the event of environmental or other damages. If a significant accident or other event occurs and is not fully covered by insurance, we could suffer a material loss.

              Following the hurricanes in 2004 and 2005, the insurance markets have suffered significant losses. As a result, the availability of coverage and the cost at which such coverage will be available in the future is uncertain and as evidenced in 2006, was substantially more expensive than in prior years.

Our operations are subject to complex laws and regulations, including environmental regulations that result in substantial costs and other risks.

              Federal, state, and local authorities extensively regulate the oil and natural gas industry. Legislation and regulations affecting the industry are under constant review for amendment or expansion, raising the possibility of changes that may affect, among other things, the pricing or marketing of oil and natural gas production. Noncompliance with statutes and regulations may lead to substantial penalties, and the overall regulatory burden on the industry increases the cost of doing business and, in turn, decreases profitability.

              Governmental authorities regulate various aspects of oil and natural gas drilling and production, including the drilling of wells (through permit and bonding requirements), the spacing of wells, the unitization or pooling of oil and natural gas properties, environmental matters, safety standards, the sharing of markets, production limitations, plugging and abandonment, and restoration. To cover the various obligations of leaseholders in federal waters, federal authorities generally require that leaseholders have substantial net worth or post bonds or other acceptable assurances that such obligations will be met. The cost of these bonds or other assurances can be substantial, and we may not be able to obtain bonds or other assurances in all cases. Under limited circumstances, federal authorities may require any of our ongoing or planned operations on federal leases to be delayed, suspended or terminated. Any such delay, suspension or termination could have a material adverse effect on our operations. Our development at Hanging Woman Basin is particularly affected, as a portion of our acreage is on federal lands in Montana which have been subject to delays in permitting.

              Our operations are also subject to complex and constantly changing environmental laws and regulations adopted by federal, state, and local governmental authorities in jurisdictions where we are engaged in exploration or production operations. New laws or regulations, or changes to current requirements, could result in material costs or claims with respect to properties we own or have owned. We will continue to be subject to uncertainty associated with new regulatory interpretations and inconsistent interpretations between state and federal agencies. Under existing or future environmental laws and regulations, we could face significant liability to governmental authorities and third parties, including joint and several as well as strict liability, for discharges of oil, natural gas, or other pollutants into the air, soil, or water, and we could be required to spend substantial amounts on investigations, litigation, and remediation. Existing environmental laws or regulations, as currently interpreted or enforced, or as they may be interpreted, enforced, or altered in the future, may have a materially adverse effect on us.

              In addition, in response to studies suggesting that emissions of certain gases may be contributing to warming of the Earth's atmosphere, several states have adopted regulatory initiatives and one state, California, has adopted legislation aimed at reducing emissions of these gases, generally referred to as "greenhouse gases." Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of refined oil products and natural gas, are included among the types of gases targeted by these greenhouse gas initiatives and the California law. The last session of the U.S. Congress also considered climate change legislation, with multiple bills having been introduced in the Senate that proposed to restrict greenhouse gas emissions. Passage of climate change legislation by Congress could result in federal regulation of carbon dioxide emissions and other greenhouse gases. The oil and gas industry may be directly affected by such legislation. Consequently, any federal or state restrictions on emissions of greenhouse gases that may be imposed in areas of the United States in which we conduct business could adversely affect our operations and the demand for our products.

We depend on transportation facilities owned by others.

              The marketability of our oil and natural gas production depends in part on the availability, proximity, and capacity of pipeline transportation systems owned by third parties. The lack of available transportation capacity on these systems and facilities could result in the shutting-in of producing wells, the delay or discontinuance of development plans for properties, or lower price realizations. Although we have some contractual control over the transportation of our production, material changes in these business relationships could materially affect our operations. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines, and general economic conditions could adversely affect our ability to produce, gather, and transport oil and natural gas.

USE OF PROCEEDS

              We will not receive any of the proceeds from the sale of the notes or common stock by the selling securityholders. See "Selling Securityholders" for a list of those entities receiving proceeds from the sale of notes or common stock.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

              Our common stock is listed on the New York Stock Exchange under the symbol "SM." The following table sets forth the high and low sales prices for our common stock for each calendar quarter during the periods indicated (as adjusted for the two-for-one stock split effected in the form of a stock dividend distributed in March 2005).

Quarter Ended	High	Low
June 30, 2007 (through June 15, 2007)	$39.51	$33.43
March 31, 2007	$38.20	$33.55
December 31, 2006	$40.85	$33.43
September 30, 2006	43.92	34.77
June 30, 2006	45.59	34.38
March 31, 2006	44.69	34.70
December 31, 2005	$41.14	$30.52
September 30, 2005	37.80	28.89
June 30, 2005	30.45	21.46
March 31, 2005	26.73	19.45

              On June 15, 2007, the last reported sale price for our common stock was $39.51 per share. As of February 16, 2007, we had 122 stockholders of record. Based on inquiry, we believe that the number of beneficial owners of our common stock is approximately 7,300.

              We have paid cash dividends to stockholders every year since 1940. Semi-annual dividends of $0.025 per share were paid in each of the years 1998 through 2004. Semi-annual dividends of $0.05 per share were paid in 2005, 2006 and on May 14, 2007. We expect that our practice of paying dividends on our common stock will continue, although the payment of future dividends will continue to depend on our earnings, capital requirements, financial condition, and other factors. In addition, the payment of dividends is subject to covenants in our revolving credit facility, including the requirement that we maintain certain levels of stockholders' equity and the limitation of our annual dividend rate to no more than $0.25 per share per year. Dividends are currently paid on a semi-annual basis. Dividends paid totaled $3.1 million for the first semi-annual dividend payment in May 2007, $5.6 million in 2006 and $5.7 million in 2005.

CAPITALIZATION

              The following table sets forth our capitalization at March 31, 2007:

  •
  on an historical basis; and

  •
  on a pro forma basis to reflect the use of net proceeds from our issuance of the notes to the initial purchasers on April 4, 2007.

              You should read this table in conjunction with our consolidated financial statements and the related notes included in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, and our annual report on Form 10-K/A for the year ended December 31, 2006, which are incorporated by reference herein.

	At March 31, 2007
	Historical	Pro Forma
	(unaudited, in thousands)
Long-term debt:
Credit facility(1)	$350,000	$69,290
3.50% senior convertible notes due 2027	—	287,500

Total long-term debt	350,000	356,790

Stockholder's equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 63,010,158 shares issued; 62,760,158 shares issued and outstanding, net of treasury shares(2)	630	630
Additional paid-in capital	150,455	150,455
Treasury stock, at cost: 250,000 shares	(4,203)	(4,203)
Retained earnings	732,035	732,035
Accumulated other comprehensive income	(34,549)	(34,549)

Total stockholders' equity	844,368	844,368

Total capitalization	$1,194,368	$1,201,158

(1)
As of May 31, 2007, we had approximately $67.0 million of indebtedness outstanding under our revolving credit facility.

(2)
Excludes the following at March 31, 2007: (i) 3,056,722 shares reserved for issuance pursuant to outstanding stock options and 1,138,016 shares reserved for issuance pursuant to outstanding restricted stock units; and (ii) shares issuable upon conversion of the notes offered hereby.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Quarter ended March 31,			Years Ended December 31,
	2007		2006	2006		2005	2004	2003	2002
	Historical	Pro forma(1)		Historical	Pro forma(1)
Ratio of earnings to fixed charges*	9.3	12.8	37.2	24.2	25.0	23.2	18.7	16.8	10.0

*
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less capitalized interest) by fixed charges (interest expense plus capitalized interest).

(1)
Gives the pro forma to the use of net proceeds from our issuance of the notes to the initial purchasers on April 4, 2007.

DESCRIPTION OF OTHER DEBT

              Other than the notes, our long-term indebtedness currently includes only the obligations under our revolving credit facility.

              Wachovia Bank, National Association, Wells Fargo Bank and certain other banks have provided to us a revolving credit facility of up to $500 million, subject to a borrowing base calculation, which is secured by mortgages on the majority of our oil and natural gas properties and a pledge of the common stock of our material subsidiaries. We have elected an aggregate commitment amount of $500 million under our revolving credit facility. As of May 31, 2007, the borrowing base was $1.1 billion and we had $67.0 million in outstanding loans under our revolving credit facility.

              The borrowing base for our revolving credit facility is determined semiannually on or about April 1 and October 1, though we and the lenders under our revolving credit facility may request additional borrowing base determinations under certain circumstances. The borrowing base redetermination process considers the value of our oil and natural gas properties as determined by the bank syndicate. Our obligations under our revolving credit facility are also guaranteed by our material subsidiaries. Final maturity of our revolving credit facility is currently April 7, 2010.

              Interest and commitment fees are accrued based on the borrowing base utilization percentage table below. Euro-dollar loans accrue interest at LIBOR plus the applicable margin from the utilization table, and Alternate Base Rate (ABR) loans accrue interest at prime plus the applicable margin from the utilization table. Commitment fees are accrued on the unused portion of the aggregate commitment amount and are included in interest expense in the consolidated statements of operations.

Borrowing base utilization percentage	<50%	>50%<75%	>75%<90%	>90%
Euro-dollar loans	1.000%	1.250%	1.500%	1.750%
ABR loans	0.000%	0.000%	0.250%	0.500%
Commitment fee rate	0.250%	0.300%	0.375%	0.375%

              Outstanding advances under our revolving credit facility bear interest payable monthly with respect to ABR loans and at the end of each interest period with respect to Euro-dollar loans, except for interest periods for Euro-dollar loans of more than three months duration, which are payable at three month intervals. We can repay outstanding debt under our revolving credit facility at any time without penalty or premium, subject to Euro-dollar loan related fees which must be paid under certain circumstances.

              Our revolving credit facility requires us to maintain certain financial covenants pertaining to minimum current ratio and a maximum leverage ratio. We may not permit our ratio of consolidated current assets (including the unused amount of the total commitments) to consolidated current liabilities (excluding non-cash obligations under FAS 133 and the current portion of the commitment) to be less than 1.00 to 1.00 as of the end of each fiscal quarter. We may not permit our ratio of Total Debt to EBITDA (as defined in our revolving credit facility) for the period of four fiscal quarters immediately preceding the date of determination for which financial statements are available to be greater than 3.5 to 1.0. In addition, we are subject to various covenants including those limiting dividends and other payments, transactions with affiliates, incurrence of debt, change of control, asset sales, and liens on properties.

DESCRIPTION OF NOTES

              We issued the notes under an indenture entered into between St. Mary, as issuer, and Wells Fargo Bank, National Association, as trustee. We have summarized the material provisions of the notes below. The following description is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes, which we urge you to read because they, and not this "Description of Notes," define your rights as a note holder. A copy of the indenture, including a form of the notes, was filed as an exhibit to our Form 8-K filed on April 4, 2007. As used in this "Description of Notes," the words "our company," "we," "us," "our" or "the Company" refer only to St. Mary Land & Exploration Company and do not include any of our current or future subsidiaries.

General

              The notes are limited to $287,500,000 aggregate principal amount. The notes will mature on April 1, 2027. The notes may be issued in denominations of $1,000 or in integral multiples of $1,000. The notes are payable at the principal corporate trust office of the paying agent, which is currently an office or agency of the trustee, or an office or agency maintained by us for such purpose, in Denver, Colorado.

              The notes are unsecured senior obligations and are:

  •
  equal in right of payment with all of our existing and any future senior debt;

  •
  senior in right of payment to any future subordinated debt;

  •
  effectively junior in right of payment to all of our existing and any future secured debt, including under our revolving credit facility, to the extent of the value of the assets securing such debt; and

  •
  effectively junior in right of payment to any existing and future debt and other liabilities of our subsidiaries, including debt under our revolving credit facility.

              As of May 31, 2007, we have outstanding $287.5 million of long-term senior unsecured debt and $67.0 million of long-term debt under our revolving credit facility. All of our outstanding debt under our revolving credit facility is secured debt.

              The notes bear cash interest at the rate of 3.50% per year, and will bear contingent interest on the notes under the circumstances described below under "—Interest—Contingent Interest." All references in this Description of Notes to "interest" include contingent interest and additional interest, as applicable.

              Holders may, at their option, require us to purchase the notes on each of April 1, 2012, April 1, 2017 and April 1, 2022 at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. We may pay the purchase price on April 1, 2012, in cash, in shares of our common stock, or in any combination of cash and shares of our common stock; and on April 1, 2017 and April 1, 2022, in cash only; as described under "—Purchase of Notes by Us at the Option of Holders." Holders may, at their option, also require us to purchase the notes for cash if we experience a fundamental change, as described under "—Purchase of Notes at Option of Holders Upon a Fundamental Change."

              We may also redeem the notes, at our option, from time to time on or after April 6, 2012 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under "—Redemption of Notes at Our Option."

              Holders may convert their notes prior to maturity based on an initial conversion rate of 18.3757 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $54.42 per share, only if the conditions for conversion are satisfied. See "—Conversion

Rights." Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or exchange of notes. However, we may require the holder to pay any tax, assessment or other governmental charge payable as a result of any transfer or exchange to a person other than the holder.

              The indenture does not limit the amount of debt which may be issued by the Company or its subsidiaries under the indenture or otherwise. Other than restrictions described below under "—Purchase of Notes at Option of Holders Upon a Fundamental Change" and "—Determination of Make Whole Premium", the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving the Company or in the event of a decline in the credit rating of the Company as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving the Company that could adversely affect such holders.

              The notes will not be listed on a national securities exchange or interdealer quotation system. The notes are currently listed on PORTAL™; however, notes sold by means of this prospectus will no longer be eligible for trading on PORTAL™.

Interest

General

              The notes bear interest at a rate of 3.50% per year. We also will pay contingent interest on the notes in the circumstances described under "—Contingent Interest." We will pay interest, including any contingent interest, semiannually in arrears in cash on April 1 and October 1 of each year, beginning on October 1, 2007, to the holders of record at the close of business on the preceding March 15 and September 15, respectively; provided, however, that accrued and unpaid interest, including contingent interest, payable upon redemption or purchase by us upon a fundamental change will be paid to the person to whom principal is payable, unless the redemption date or the fundamental change purchase date, as the case may be, is after a record date and prior to the related interest payment date, in which case accrued and unpaid interest, including contingent interest, to, but excluding, the redemption date or the fundamental change purchase date shall be paid on such interest payment date to the record holder as of the record date.

              Each payment of cash interest on the notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, the date the notes are originally issued) through the day before the applicable interest payment date (or redemption or purchase date). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day, and no interest on such payment will accrue or be payable for the period from and after the date on which such payment is due to such next succeeding business day. Interest will be calculated using a 360-day year composed of twelve 30-day months.

              Except as provided below, we will pay interest on:

  •
  the global note to DTC in immediately available funds;

  •
  any certificated notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those notes; and

  •
  any certificated notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those notes.

              At maturity, interest on outstanding certificated notes will be payable at the office of the trustee as set forth herein. We will make payments of interest at maturity on outstanding global notes to DTC in immediately available funds.

Contingent Interest

              Subject to the accrual and record date provisions described below, we will pay contingent interest to the holders of notes during any six-month period from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning on April 1, 2012, if the average trading price of a note, as determined in accordance with the procedures described below, for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the note.

              For purposes of the foregoing provisions, the "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be the product of the closing price of our common stock and the conversion rate per $1,000 principal amount of the notes.

              The amount of contingent interest payable per note for any relevant six-month period will equal 0.25% per annum of the average trading price of such note for the five trading day period referred to above.

              We will pay contingent interest, if any, in the same manner as we will pay interest described above under "—General" and a holder's obligation to pay us contingent interest in connection with the conversion of any notes will also be the same as described above under "—General."

              Upon determination that holders of notes will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will provide notice to the trustee setting forth the amount of contingent interest per $1,000 principal amount of notes and disseminate a press release through a public medium that is customary for such press releases.

              Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to Treasury Regulations governing contingent payment debt instruments.

Conversion Rights

General

              Holders may convert their notes, until the close of business on the business day immediately preceding the maturity date, based on an initial conversion rate of 18.3757 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $54.42 per share, only if one or more of the conditions for conversion described below under "—Conversion Based on Common Stock Price;" "—Conversion Based on Trading Price of Notes;" "—Conversion Upon Notice of Redemption;" "—Conversion Upon Occurrence of Specified Corporate Transactions;" "—Conversion Upon a Fundamental Change;" or "—Conversion at Maturity" are satisfied.

              Holders who convert will receive shares of common stock, cash or a combination thereof as described below under "—Settlement Upon Conversion." The conversion rate per $1,000 principal amount of notes in effect at any given time is referred to in this prospectus as the "applicable conversion rate" and will be subject to adjustment as described below under "—Conversion Rate Adjustments" and "—Determination of Make Whole Premium". The "applicable conversion price" per share of common stock as of any given time is equal to $1,000 divided by the then applicable conversion rate. If we call notes for redemption, holders may convert their notes only from the date of notice of redemption until the close of business on the second business day prior to the redemption date. A note for which a holder has delivered a purchase notice or a fundamental change purchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

              A holder of a note otherwise entitled to a fractional share upon conversion will receive cash equal to the applicable portion of the average of the volume weighted average prices of our common stock for each of the ten consecutive trading days of the conversion reference period, rounding to the nearest whole cent. As used in this "Description of Notes," all references to our common stock are to our common stock, par value $0.01 per share. See "Description of Capital Stock."

Settlement Upon Conversion

General

              Unless we have irrevocably elected to deliver cash up to the principal amount of the notes converted, in which case the provisions described below under "—Net Share Settlement" will apply, upon conversion, holders of notes will be entitled to receive, for each $1,000 principal amount of notes, a number of shares of our common stock equal to the then applicable conversion rate; provided that we may elect to pay cash in lieu of all or any portion of the shares of common stock otherwise issuable upon conversion of the notes. We will inform holders who have surrendered their notes for conversion not later than two business days after the conversion date of our election to pay cash in lieu of all or a portion of the shares of common stock otherwise issuable upon conversion (and, if applicable, the percentage of each such share that will be so paid in cash). The amount of cash payable in respect of the shares of common stock otherwise issuable upon conversion will be equal to the product of (a) the percentage of each share of common stock to be paid in cash, as reflected in the above notice, (b) the number of shares of common stock otherwise issuable upon such conversion, and (c) the average of the volume weighted average prices of the common stock for the ten consecutive trading days commencing on the third trading day following the conversion date, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the relevant period.

              The "volume weighted average price" per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page SM.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such price is unavailable, the market value of one share of our common stock on such trading day determined by a nationally recognized independent investment banking firm retained for this purpose by us).

              A "trading day" is any day on which (i) there is no market disruption event (as defined below) and (ii) the New York Stock Exchange is open for trading, or, if our common stock is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which our common stock is listed is open for trading, or, if the common stock is not listed on a national securities exchange, any business day. A "trading day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

              A "market disruption event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Net Share Settlement

              At any time prior to the maturity of the notes, we have the option to unilaterally and irrevocably elect, by notice to the trustee, to settle our obligation to deliver shares of our common stock upon conversion in cash and, if applicable, shares of common stock as provided below. If we have made such an election, then in lieu of the provisions described above under "—General", upon conversion of any note, a holder will receive, for each $1,000 principal amount of notes surrendered for conversion:

  •
  cash in an amount equal to the lesser of (1) $1,000 and (2) the conversion value, as defined below; and

  •
  if the conversion value is greater than $1,000, a number of shares of our common stock, which we refer to as the "remaining shares," equal to the sum of the daily share amounts, as defined below, for each of the ten consecutive trading days in the conversion reference period, as defined below, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion reference period, subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below.

              The "conversion value" means the average of the daily conversion values, as defined below, for each of the ten consecutive trading days of the conversion reference period.

              The "daily conversion value" means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price of our common stock on each such trading day.

              The "conversion reference period" means:

  •
  for notes that are converted after we have specified a redemption date, the ten consecutive trading days beginning on the third trading day following the redemption date (in the case of notes being converted which were previously called for redemption, including a partial redemption, this will only apply to those notes that are subject to redemption);

  •
  for notes that are converted during the period beginning on the 10th trading day prior to the maturity date of the notes, the ten consecutive trading days beginning on the third trading day following the maturity date; and

  •
  in all other instances, the ten consecutive trading days beginning on the third trading day following the conversion date.

              The "conversion date" with respect to a note means the date on which the holder of the note has complied with all requirements under the indenture to convert such note.

              The "daily share amount" means, for each trading day during the conversion reference period and each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price on such trading day × applicable conversion rate) - $1,000 volume weighted average price on such trading day × 10

              On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (referred to as the "cash percentage"). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of our common stock on such trading day (provided that after the consummation of a change of control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our common stock in such change of control). The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note.

              The ability to surrender notes for conversion will expire at the close of business on the business day immediately preceding the stated maturity date. A note for which a holder has delivered a purchase notice or a fundamental change purchase notice, as described below, requiring us to purchase such note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

Conversion Based on Common Stock Price

              Holders may surrender notes for conversion on any business day in any calendar quarter commencing at any time after June 30, 2007, and only during such calendar quarter, if, as of the last day of the preceding calendar quarter, the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 130% of the applicable conversion price on the last day of such preceding calendar quarter, which we refer to as the "conversion trigger price."

              The "closing price" of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if our common stock is not listed on the New York Stock Exchange as reported by the principal national securities exchange on which our common stock is listed, or otherwise as provided in the indenture.

              The initial conversion trigger price is $70.75, which is 130% of the initial conversion price per share of common stock. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate.

              The conversion agent will, on our behalf, determine at the beginning of each calendar quarter commencing at any time after June 30, 2007 whether the notes are convertible as a result of the price of our common stock and notify us and the trustee, to the extent the trustee is not also serving as the conversion agent.

Conversion Based on Trading Price of Notes

              Holders may also surrender notes for conversion on any business day during the five business day period after any five consecutive trading day period in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate (referred to as the "trading price condition").

              For purposes of the foregoing, the "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing price of our common stock and the then applicable conversion rate.

              In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the then applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than 98% of the product of the closing price of our common stock and the then applicable conversion rate.

Conversion Upon Notice of Redemption

              A holder may surrender for conversion a note called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date, even if it is not otherwise convertible at such time.

Conversion Upon Occurrence of Specified Corporate Transactions

Conversions Upon Certain Distributions

              If we elect to:

  •
  distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days of the date of issuance, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

  •
  distribute to all holders of our common stock our assets, cash, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the above specified corporate transactions if the holder will otherwise participate in such distribution. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Conversions Upon Specified Events

              If we are party to any transaction or event other than a fundamental change (including, but not limited to, any consolidation, merger or binding share exchange that does not constitute a fundamental change, but excluding changes resulting from a subdivision or combination) pursuant to which all or substantially all shares of our common stock would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until the earlier of 15 days after the actual date of such transaction or the date that we announce that such transaction will not take place. We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction).

              Notwithstanding the foregoing, notes will not become convertible by reason of a merger, consolidation or other transaction effected with one of our direct or indirect subsidiaries for the purpose of changing our state of incorporation to any other state within the United States or the District of Columbia.

Conversion Upon a Fundamental Change

              We will notify the holders of notes and the trustee at least 15 days prior to the anticipated effective date of any fundamental change, as defined below under "—Purchase of Notes at Option of Holders Upon a Fundamental Change," that we know or reasonably should know will occur (a "fundamental change conversion notice"). Holders may surrender notes for conversion at any time beginning 15 days before the anticipated effective date of a fundamental change and until the trading day prior to the fundamental change purchase date or the date that we announce that such transaction will not take place. Our delivery of the fundamental change conversion notice will satisfy our obligation to deliver an issuer fundamental change notice (as defined under "—Purchase of Notes at Option of Holders Upon a Fundamental Change") if it contains all the information that would otherwise be required in an issuer fundamental change notice.

              If a fundamental change occurs, a holder will be able to require us to purchase all or a portion of such holder's notes as described under "—Purchase of Notes at Option of Holders Upon a Fundamental Change." In addition, if a transaction described in clause (1), (2), or (4) of the definition of "change in control" occurs, we will adjust the conversion rate for the notes tendered for conversion in connection with the fundamental change transaction, as described under "—Determination of Make Whole Premium."

Conversion at Maturity

              Holders may surrender notes for conversion at any time beginning ten trading days before the maturity date and until the close of business on the business day immediately preceding the maturity date.

              Upon determining that the holders are or will be entitled to convert their notes in accordance with the foregoing provisions, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.

Conversion Procedures

              To convert a note, a holder must:

  •
  complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

  •
  surrender the note to the conversion agent;

  •
  if required by the conversion agent, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to interest payable on the next interest payment date to which a holder is not entitled; and

  •
  if required, pay all transfer or similar taxes.

              If a holder's interest is in a global note, to convert such holder must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global note. On conversion of a note, a holder will receive the cash and/or shares of common stock or other consideration described under "—Conversion Rights" above. On conversion of a note, a holder will not receive, except as described below, any cash payment representing any accrued and unpaid interest, including contingent interest. Instead, accrued and unpaid interest will be deemed paid by the shares of common stock and/or cash received by the holder on conversion. Delivery to the holder of the cash consideration and any shares upon conversion of such holder's notes as described above under "—Settlement Upon Conversion," together with any cash payment of such holder's fractional shares, will thus be deemed to satisfy our obligation to pay the principal amount of a note and to satisfy our obligation to pay all accrued and unpaid interest.

              As a result, accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited. Holders of notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date and prior to the opening of business of such interest payment date will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion, and such notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made:

  •
  if we have specified a redemption date that is after a record date and prior to the corresponding interest payment date;

  •
  if we have specified a fundamental change purchase date that is after a record date and prior to the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

              We will not be required to convert any notes that are surrendered for conversion without payment of interest as required by this paragraph.

              The conversion rate will not be adjusted for accrued and unpaid interest. For a discussion of the tax treatment of a holder receiving cash consideration and shares upon surrendering notes for conversion, see "Certain U.S. Federal Tax Considerations."

              Upon conversion of a note, we will pay the cash and deliver the shares of common stock, as applicable, as promptly as practicable after the later of the conversion date and the date all calculations necessary to make such payment and delivery have been made, but in no event later than three business days after the later of such dates.

Conversion Rate Adjustments

              We will adjust the conversion rate for certain events, including:

                  (1)         the issuance of our common stock as a dividend or distribution to holders of our common stock;

                  (2)         subdivisions and combinations of our common stock;

                  (3)         the distribution to all holders of our common stock of any rights entitling them to purchase, for a period expiring within 45 days of distribution, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the then average closing price of our common stock for the ten trading day period ending on the "ex-dividend" date for such distribution;

                  (4)         the dividend or other distribution to all holders of our common stock of shares of our capital stock, other than common stock, or evidences of our indebtedness or our assets, including securities (but excluding those rights and warrants referred to in clause (3) above, dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to the third succeeding paragraph, or dividends or distributions paid exclusively in cash for which adjustment is made pursuant to clause (5) below);

                  (5)         dividends or other distributions consisting exclusively of cash to all holders of our common stock in excess of $0.05 per share in respect of each semi-annual fiscal period (or an aggregate of $0.10 per share on a calendar year basis), whether or not paid in such fiscal period (the "dividend threshold amount", which shall be subject to adjustment on an inversely proportional basis when the conversion rate is adjusted, except that no adjustment will be made to the dividend threshold amount as a result of any event described in this clause (5)); and

                  (6)         payments to holders in respect of a tender offer or exchange offer for our common stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

              In the event that we pay a dividend or make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted, unless we make an equivalent distribution to holders of notes, based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.

              Notwithstanding the foregoing, in no event will the conversion rate as adjusted pursuant to clauses (5) or (6) above exceed 27.1960 per $1,000 principal amount of notes (as may be adjusted on a proportional basis for adjustments to the conversion rate under clauses (1) through (4) above).

              In the case of the following events (each, a "business combination"):

  •
  any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination;

  •
  a consolidation, merger or combination involving us;

  •
  a sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

  •
  any statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, then thereafter, the settlement upon conversion of any notes will be based on, and each share of common stock otherwise deliverable in respect of any such settlement will instead consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of our common stock are entitled to receive in respect of each share of common stock in such transaction. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to determine the form of consideration into which all of the notes, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by holders of the notes who participate in such determination, shall be subject to any limitations to which all of the holders of our common stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such business combination and shall be conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by our stockholders, and (b) two trading days prior to the anticipated effective date. We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the notes (and the weighted average of elections), by issuing a press release, or providing other notice deemed appropriate by us, and by providing a copy of such notice to the trustee. In the event the effective date is delayed more than 10 days beyond the initially anticipated effective date, holders of the notes shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes prior to the effective date of the business combination.

              To the extent that a shareholder rights plan is in effect upon conversion of the notes, holders will receive, in addition to any common stock issuable upon conversion, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the notes, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

              The indenture permits us to increase the conversion rate, to the extent permitted by law and subject to stockholder approval requirements, if any, of any relevant national securities exchange or automated dealer quotation system, for any period of at least 20 days. In that case we will give at least 10 days' notice of such increase. We may also make such increase in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              For United States federal income tax purposes, adjustments to the conversion rate, or failures to make certain adjustments, that have the effect of increasing the beneficial owners' proportionate interests in our assets or earnings may in some circumstances result in a taxable deemed distribution to the beneficial owners. See "Certain U.S. Federal Tax Considerations."

              We will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. We will not make any adjustments if holders of notes are permitted to participate in the transactions described above in clauses (1) through (6) that would otherwise require adjustment of the conversion rate. Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase our common stock or any such security.

Determination of Make Whole Premium

              If a transaction described in clauses (1), (2), or (4) of the definition of change in control (as set forth under "—Purchase of Notes at Option of Holders Upon a Fundamental Change") occurs prior to April 1, 2012, and a holder elects to convert its notes in connection with such transaction, we will pay a make whole premium by increasing the applicable conversion rate for the notes surrendered for conversion if and as required below. A conversion of notes will be deemed for these purposes to be "in connection with" such a fundamental change transaction if the notice of conversion is received by the conversion agent from and including the effective date of the fundamental change and prior to and including the close of business on the business day prior to the fundamental change purchase date as described under "—Purchase of Notes at Option of Holders Upon a Fundamental Change." Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to the holders of notes upon conversion.

              Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which such fundamental change transaction becomes effective (the "effective date") and the price (the "stock price") paid, or deemed paid, per share of our common stock in such transaction, subject to adjustment as described below. If the holders of our common stock receive only cash in the fundamental change transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock for each of the ten consecutive trading days prior to but excluding the effective date.

              The following table sets forth the amount, if any, by which the applicable conversion rate will increase for each hypothetical stock price and effective date set forth below:

Make Whole Premium (Increase in Applicable Conversion Rate)

	Effective Date
Stock Price	April 4, 2007	April 1, 2008	April 1, 2009	April 1, 2010	April 1, 2011	April 1, 2012
$ 36.77	8.8203	8.8203	8.8203	8.8203	8.8203	8.8203
40.00	7.4949	7.2570	6.9763	6.6625	6.6243	6.6243
45.00	5.9467	5.6338	5.2533	4.7914	4.2131	3.8465
50.00	4.8255	4.4751	4.0425	3.5053	2.7772	1.6243
55.00	3.9961	3.6307	3.1805	2.6178	1.8441	0.0000
60.00	3.3688	3.0037	2.5567	2.0031	1.2531	0.0000
65.00	2.8850	2.5304	2.1005	1.5732	0.8856	0.0000
70.00	2.5068	2.1679	1.7598	1.2700	0.6578	0.0000
75.00	2.2052	1.8837	1.5022	1.0524	0.5161	0.0000
80.00	1.9614	1.6595	1.3040	0.8941	0.4255	0.0000
85.00	1.7617	1.4783	1.1489	0.7760	0.3650	0.0000
90.00	1.5954	1.3310	1.0255	0.6863	0.3255	0.0000
95.00	1.4558	1.2085	0.9255	0.6161	0.2969	0.0000
100.00	1.3367	1.1057	0.8431	0.5599	0.2745	0.0000

              The actual stock price and effective date may not be set forth in the table above, in which case:

  •
  If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

  •
  If the actual stock price on the effective date exceeds $100.00 per share of our common stock (subject to adjustment as described below), no adjustment to the applicable conversion rate will be made; and

  •
  If the actual stock price on the effective date is less than $36.77 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made.

              The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under "—Conversion Rights—Conversion Rate Adjustments" above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under "—Conversion Rights—Conversion Rate Adjustments".

              Notwithstanding the foregoing, in no event will the conversion rate exceed 27.1960 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth "—Conversion Rights—Conversion Rate Adjustments" above.

              Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and may not be enforceable.

Redemption of Notes at Our Option

              No sinking fund is provided for the notes. Prior to April 6, 2012, the notes are not subject to redemption at our option. On and after April 6, 2012, we may redeem the notes at our option for cash, in whole or in part at any time or from time to time. We will give at least 30 days' and no more than 60 days' notice of redemption by mail to holders of notes. If we elect to redeem notes, we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any contingent interest, to, but excluding, the redemption date. If the redemption date is after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then the payment of interest becoming due on that date will be payable to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment.

              If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000. In this case, the trustee may select the notes by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion will be deemed to be part of the portion of notes selected for redemption.

              We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

Purchase of Notes by Us at the Option of Holders

              On the purchase dates of April 1, 2012, April 1, 2017 and April 1, 2022, we may, at the option of the holder, be required to purchase, at the purchase price equal to 100% of the principal amount plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the purchase date, all or a portion of such holder's outstanding notes for which a written purchase notice has been properly delivered by such holder and not withdrawn, subject to certain additional conditions. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to such purchase date until the close of business on the business day immediately preceding such purchase date.

              On April 1, 2017 and April 1, 2022, we must pay the purchase price in cash. On April 1, 2012, we may, at our option, elect to pay the purchase price in cash, in shares of our common stock, or in any combination thereof. For a discussion of the tax treatment of a holder receiving cash, shares of common stock or any combination thereof, see "Certain U.S. Federal Tax Considerations—Consequences to U.S. Holders—Sale, Exchange, Conversion, Redemption or Repurchase of the Notes."

              We will be required to give notice on a date not less than 20 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things:

  •
  with respect to the initial purchase date only, whether we will pay the purchase price of the notes in cash, shares of our common stock, or in any combination thereof, specifying the percentages of each and, if we elect to pay in shares of our common stock, the method of calculating the market price of the common stock;

  •
  the amount of the purchase price; and

  •
  the procedures that holders must follow to require us to purchase their notes.

              We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or similar manner of distribution containing the information specified in such notice or publish that information in a newspaper of general circulation in New York City or on our website, or through such other public medium as we deem appropriate at that time.

              The purchase notice given by each holder electing to require us to purchase notes shall state:

  •
  if the notes are in certificated form, the certificate numbers of the holder's notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes; and

  •
  with respect to the initial purchase date only, in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in shares of common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the purchase price in shares of common stock is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects (x) to withdraw the purchase notice as to some or all of the notes to which it relates, or (y) to receive cash in respect of the entire purchase price for all notes or portions of notes subject to such purchase notice.

              If the notes are not in certificated form, a holder's purchase notice must comply with appropriate DTC procedures.

              Our right to repurchase notes, in whole or in part, with shares of common stock is subject to our satisfying various conditions, including:

  •
  the registration of the shares of common stock under the Securities Act and the Exchange Act, if required; and

  •
  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

              If such conditions are not satisfied with respect to a holder prior to the close of business on the purchase date, we will pay the purchase price of the notes of the holder entirely in cash.

              If we elect to deliver, in full or in partial satisfaction of the purchase price, shares of our common stock, the number of such shares we deliver shall be equal to the portion of the purchase price to be paid in common stock divided by the market price (less a 3.0% discount) of a share of common stock.

              We will pay cash in lieu of, and based on the market price (less a 3.0% discount), for all fractional shares of common stock in the event we elect to deliver common stock in payment, in whole or in part, of the purchase price.

              The "market price" of our common stock means the average of the daily volume weighted average price of our common stock for the five trading-day period ending on the third trading day prior to the purchase date, appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during the five trading-day period and ending on the purchase date, of any event that would result in an adjustment to the conversion rate of the notes, as described above under "—Conversion Rights—Conversion Rate Adjustments."

              Because the market price of our common stock is determined prior to the purchase date, holders of the notes bear the market risk with respect to the value of our common stock to be received from the date the market price is determined to the purchase date.

              A holder may withdraw any purchase notice by delivering a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. If a holder of notes delivers a purchase notice, it may not thereafter surrender those notes for conversion unless the purchase notice is withdrawn. The notice of withdrawal shall state:

  •
  the principal amount being withdrawn, which must be $1,000 or an integral multiple of $1,000;

  •
  if the notes are in certificated form, the certificate numbers of the notes being withdrawn; and

  •
  the principal amount, if any, of the notes that remain subject to the purchase notice.

              If the notes are not in certificated form, a holder's withdrawal notice must comply with appropriate DTC procedures.

              In connection with any purchase pursuant to a purchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable; and

  •
  file Schedule TO or any other required schedule under the Exchange Act.

              Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made promptly following the later of the purchase date or the time of delivery of the note, together with necessary endorsements.

              If the paying agent holds funds sufficient to pay the purchase price of the note on the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, whether or not the note is delivered to the paying agent:

  •
  such note will cease to be outstanding;

  •
  interest, including any additional or contingent interest, on such note will cease to accrue; and

  •
  all rights of holders of such note will terminate except the right to receive the purchase price upon delivery of the note.

              See "Risk Factors—Risks Relating to the Offering—We may be unable to purchase the notes upon a fundamental change or on any of the purchase dates as required by the notes, which would cause defaults under the notes and our other debt agreements."

Purchase of Notes at Option of Holders Upon a Fundamental Change

              In the event of a fundamental change, as defined below, each holder of notes will have the right to require us to purchase for cash all of such holder's notes, or any portion thereof in integral multiples of $1,000, on the date, which we refer to as the "fundamental change purchase date," that is at least 30 but not more than 45 days after the later of the effective date of the fundamental change and the date we give notice of the fundamental change, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. If such purchase date is after a record date but prior to an interest payment date, however, then the interest payable on such date will be paid to the holder of record of the notes on the relevant record date.

              Within ten business days after we know or reasonably should know of the occurrence of a fundamental change, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a fundamental change and of their resulting purchase right ("issuer fundamental change notice"). We must also deliver a copy of our notice to the trustee.

              In order to exercise the purchase right upon a fundamental change, a holder must deliver by the close of business on the business day prior to the fundamental change purchase date a "fundamental change purchase notice" stating among other things:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

              If the notes are not in certificated form, a holder's fundamental change purchase notice must comply with appropriate DTC procedures.

              A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes, which must be an integral multiple of $1,000;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, of the notes which remains subject to the fundamental change purchase notice.

              If the notes are not in certificated form, a holder's withdrawal notice must comply with appropriate DTC procedures.

              In connection with any purchase offer in the event of a fundamental change, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

              Payment of the fundamental change purchase price for a note for which a fundamental change purchase notice has been delivered by a holder and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of such fundamental change purchase notice. Payment of the fundamental change purchase price for the note will be made promptly following the later of the fundamental change purchase date or the time of delivery of the note, together with necessary endorsements.

              If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the note on the fundamental change purchase date in accordance with the terms of the indenture, then, immediately after the fundamental change purchase date, the note will cease to be outstanding and interest, including any additional or contingent interest, on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the fundamental change purchase price upon delivery of the note. This will be the case whether book-entry transfer of the notes is made or whether the notes are delivered to the paying agent.

              A "fundamental change" will be deemed to occur upon a change in control or a termination of trading, each as defined below.

              A "change in control" will be deemed to have occurred at such time after the original issuance of the notes when the following has occurred:

                  (1)         any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than us or any of our subsidiaries, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of our voting stock;

                  (2)         we consolidate with, or merge with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into us, or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person (other than a direct or indirect wholly owned subsidiary of ours), other than:

                      (a)         any transaction pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction; or

                      (b)         any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

                  (3)         during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by stockholders, was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

                  (4)         we approve a plan of liquidation or dissolution.

              Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

              Notwithstanding the foregoing, it will not constitute a change in control if 100% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the change in control consists of common stock and any associated rights traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the change in control, and as a result of such transaction or transactions the notes become convertible into such consideration.

              A "termination of trading" is deemed to occur if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

              Clause (2) of the definition of change in control includes a phrase relating to the conveyance, transfer, lease, or other disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.

              In some circumstances, the fundamental change repurchase feature of the notes may make more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers.

              See "Risk Factors—Risks Relating to the Offering—We may be unable to purchase the notes upon a fundamental change or on any of the purchase dates as required by the notes, which would cause defaults under the notes and our other debt agreements."

Events of Default and Acceleration

              The following are events of default under the indenture:

  •
  default in the payment of any principal amount or any redemption price, purchase price or fundamental change purchase price in each case when due and payable, whether at the final maturity date, upon purchase, acceleration or otherwise;

  •
  default in the payment of any interest, including any contingent and additional interest, under the notes, which default continues for 30 days;

  •
  default in the delivery when due of all cash and any shares of common stock or other consideration payable upon conversion with respect to the notes, which default continues for 15 days;

  •
  failure to provide an issuer fundamental change notice within the time required to provide such notice;

  •
  our failure to comply with any of our other agreements in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

  •
  one or more defaults, individually or in the aggregate, has occurred under any of the agreements, indentures or instruments under which we or any of our subsidiaries then has outstanding indebtedness in excess of $20 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the final stated maturity of such indebtedness; and

  •
  certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

              If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of the notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal and interest shall become due and payable immediately. In the case of certain events of bankruptcy or insolvency relating to us, the principal amount of the notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable. A declaration of acceleration of the notes may be rescinded subject to conditions specified in the indenture. In addition, the holders of a majority in principal amount of the notes may waive certain defaults under the indenture.

              Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption "—Reports," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 60 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which the special interest begins to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 60th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 60th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 60th day), such special interest will cease to accrue and the notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we elect not to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

              Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:

                  (i)          such holder has previously given the trustee notice that an event of default is continuing;

                  (ii)         holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy;

                  (iii)        such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv)        the trustee has not complied with such request within 15 days after the receipt of the request and the offer of security or indemnity; and

                  (v)          the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 15 day period.

              Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

              We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 30 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

Consolidation, Mergers or Sales of Assets

              We may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets as an entity to another person unless:

  •
  the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than us) assumes all our obligations under the notes and the indenture;

  •
  after giving effect to the transaction, no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

  •
  other conditions described in the indenture are met.

              There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a conveyance, transfer, lease or other disposition of less than all of our assets.

              Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring could constitute a fundamental change of our company, permitting each holder to require us to purchase the notes of such holder or to convert their notes each as described above. An assumption of our obligations under the notes and the indenture by such corporation might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Modification and Waiver

              The trustee and we may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of the holder of each outstanding note affected is required to:

  •
  alter the manner of calculation or rate of accrual of interest, including contingent interest, on the note or change the time of payment of any installment of interest;

  •
  make the note payable in money or securities other than that stated in the note;

  •
  change the stated maturity of the note;

  •
  reduce the principal amount, redemption price, purchase price or fundamental change purchase price with respect to the note;

  •
  make any change that adversely affects the rights of a holder to convert the note in any material respect;

  •
  make any change that adversely affects the right to require us to purchase the note in any material respect;

  •
  impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to conversion of the note; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture or waiving any past defaults in the payment of principal or interest on the notes.

              Without providing notice to or obtaining the consent of any holder of notes, the trustee and we may amend the indenture:

  •
  to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

  •
  to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

  •
  to secure our obligations in respect of the notes or to add a guarantor of the notes;

  •
  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

  •
  to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

  •
  to provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer of assets;

  •
  to increase the conversion rate in accordance with the terms of the notes;

  •
  to cure any ambiguity, omission, defect or inconsistency in the indenture; or

  •
  to make any change that does not adversely affect the rights of the holders of the notes in any material respect.

              The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes:

  •
  waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; or

  •
  waive any past default or event of default under the indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver consideration upon conversion, with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Discharge of the Indenture

              We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after all outstanding notes have become due and payable, whether at stated maturity or any redemption date, or any purchase date, or a fundamental change purchase date, or upon conversion or otherwise, cash or shares of common stock or other consideration (as applicable under the terms of the indenture) sufficient to pay all amounts due under the outstanding notes and paying all other sums payable under the indenture.

Reports

              We are required under the indenture to deliver to the trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event that we are no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the trustee all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

Calculations in Respect of Notes

              We are responsible for making all calculations called for under the notes, except as specifically provided otherwise. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of notes. We will provide a schedule of our calculations to the trustee upon the trustee's request and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.

Governing Law

              The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

              Wells Fargo Bank, National Association is the trustee, registrar, paying agent and conversion agent under the indenture for the notes.

Global Note; Book-Entry Form

              We initially issued the notes in the form of a global security. The global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in limited circumstances described below.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

              DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

              We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants.

              The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

              Owners of beneficial interests in the global security who desire to convert their interests, or submit them for repurchase, in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion or repurchase. So long as DTC, or its nominee, is the registered owner or holder of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in the global security will be able to transfer that interest except in accordance with the applicable procedures of DTC and the applicable procedures of its participants and indirect participants.

              Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

              We will make payments of principal and interest, including any contingent or additional interest, on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

              We expect that DTC or its nominee, upon receipt of any payment of principal or interest, including any contingent or additional interest, on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

              Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

              DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes and DTC so requests, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth in the indenture. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

              We are authorized to issue 200,000,000 shares of common stock, $0.01 par value per share. As of May 31, 2007, there were 62,836,084 shares of common stock outstanding, net of treasury shares. In addition, as of May 31, 2007, options to purchase a total of 3,004,636 shares of common stock and restricted stock units providing for the issuance of up to a total of 1,139,173 shares of common stock were outstanding.

Common Stock

              Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If St. Mary liquidates, dissolves or winds up its business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors. When issued upon conversion of the notes, the shares of common stock will be fully paid and non assessable.

Anti-Takeover Matters

              Our restated certificate of incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of St. Mary. These provisions, among other things, provide for noncumulative voting in the election of directors and impose certain procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at shareholders' meetings.

              These provisions, alone or in combination with each other and with the shareholder rights plan described below, may discourage transactions involving actual or potential changes in control of St. Mary, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock.

              We have a shareholder rights plan, which is designed to enhance the board's ability to prevent an acquirer from depriving stockholders of the long-term value of their investment and to protect stockholders against attempts to acquire St. Mary by means of unfair or abusive takeover tactics that have been prevalent in many unsolicited takeover attempts. Under the rights plan, the rights, which become exercisable upon certain acquisition triggering events, have an exercise price of $140.00 per share. The rights attach to and trade with the common stock. The rights will expire December 31, 2011. The rights may be redeemed by St. Mary at $0.001 per right prior to ten business days after a person or group has accumulated 20% or more of the common stock.

              If a person or group acquired 20% of our common stock, the rights become exercisable and would then be modified to represent the right to receive, for the exercise price, common stock having a value worth twice the exercise price. If St. Mary were involved in a merger or other business combination at any time after a person or group has acquired 20% or more of our common stock, the rights would be modified so as to entitle a holder to buy a number of shares of common stock of the acquiring entity having a market value of twice the exercise price of each right. In either case, all rights held or acquired by a person or group holding 20% or more of our shares would be void.

Transfer Agent and Registrar

              The transfer agent and registrar for our common stock is Computershare Investor Services.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

              The following is a summary of certain material U.S. federal income tax considerations relating to the ownership, conversion and disposition of the notes and the ownership and disposition of common stock into which the notes may be converted but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect or in existence as of the date of this prospectus, all of which are subject to change (including retroactive changes) or to differing interpretations that could lead to U.S. federal income tax consequences different from those set forth below. We have not sought, nor do we intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary. Accordingly, we can provide no assurance that the IRS will agree with the tax consequences described herein.

              This summary applies only to beneficial owners of the notes that purchase the notes for cash and that hold the notes and any common stock into which the notes are converted as capital assets. This summary also does not address the tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction or any U.S. federal estate or gift tax rules. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts and shareholders of such entities that hold the notes;

  •
  persons subject to the alternative minimum tax;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  dealers and traders in securities or currencies;

  •
  foreign persons or entities, except to the extent specifically set forth below;

  •
  S corporations, partnerships and other pass-through entities, including entities and arrangements classified as partnerships for U.S. federal tax income purposes, and beneficial owners of such entities that hold the notes;

  •
  certain former citizens or long-term residents of the United States;

  •
  U.S. holders, as defined below, whose functional currency is not the U.S. dollar; and

  •
  persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security.

              If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the notes or common stock into which the notes have been converted, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold notes, you should consult your own tax advisor.

              You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the ownership, conversion and disposition of the notes and common stock received on conversion of the notes arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-US. or other taxing jurisdiction or under any applicable tax treaty.

Classification of the Notes

              We intend to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the special Treasury regulations governing contingent payment debt instruments, which we refer to as the Contingent Debt Regulations, and the remainder of the discussion assumes that the notes will be so treated. Under the indenture governing the notes, we agree and, by acceptance of a note or a beneficial interest in a note, each holder and beneficial owner of a note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Contingent Debt Regulations in the manner described below and to be bound by our application of the Contingent Debt Regulations to the notes, including our determination of the projected payment schedule described below, and the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes. Further, by acceptance of a note or a beneficial interest in a note, each holder and beneficial owner of a note will be deemed to have agreed to treat the cash and the fair market value of any common stock received on conversion of a note as a contingent payment under the Contingent Debt Regulations.

              No statutory or judicial authority directly addresses all aspects of the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. The Internal Revenue Service, which we refer to as the IRS, has issued a revenue ruling with respect to instruments similar to the notes. To the extent it addresses the issues, this ruling supports certain aspects of the treatment described below. Notwithstanding the issuance of the revenue ruling, however, the application of the Contingent Debt Regulations to instruments such as the notes is not clear in all respects. It is possible that the IRS could take contrary positions, and no assurance can be given that a court will agree with the treatment described herein. Differing treatment could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the notes or any common stock received on conversion of a note. In particular, a holder might be required to accrue interest at a higher or lower rate, might not recognize income, gain or loss upon the conversion of notes into common stock, and might recognize capital gain or loss upon a taxable disposition of the notes. Prospective purchasers of the notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax treatment of holding and disposing of the notes in light of their particular situations.

Consequences to U.S. Holders

              The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or any common stock received on conversion of the notes. Certain consequences to non-U.S. holders of the notes or common stock received on conversion of the notes are described under "—Consequences to Non-U.S. Holders" below. A "U.S. holder" is a beneficial owner of the notes or any common stock received on conversion of the notes that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of the Code) or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a "United States person" (within the meaning of the Code).

Accrual of Interest

              Under the Contingent Debt Regulations, actual cash payments on the notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method of accounting to account for interest with respect to the notes;

  •
  require you to accrue and include in your gross income each year interest income on the notes at the comparable yield described below, which generally will be substantially in excess of the cash interest payments (both fixed and contingent) actually received by you; and

  •
  generally result in any gain or loss being treated as ordinary interest income or ordinary loss, respectively (in the case of any loss, to the extent such loss does not exceed your prior inclusions of interest on the notes), on the sale, exchange, conversion, repurchase or redemption of the notes.

              You will be required to accrue an amount of ordinary interest income, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

  •
  the product of (i) the adjusted issue price, as defined below, of the notes as of the beginning of the accrual period and (ii) the comparable yield, as defined below, of the notes, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that you held the notes.

              The issue price of a note will be the first price at which a substantial amount of the notes are sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note will be its issue price increased by the amount of any interest previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (contingent and noncontingent) previously scheduled to be made with respect to the notes under the projected payment schedule described below (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any contingent payments previously actually made).

              Under the Contingent Debt Regulations, you will be required to include interest in your gross income for each taxable year you hold the notes, regardless of your usual method of tax accounting, based on the comparable yield of the notes. In accordance with the method prescribed by the Contingent Debt Regulations, we have determined the comparable yield of the notes based on the rate, as of the initial issue date, at which we could issue a fixed-rate, non convertible debt instrument with no contingent payments but with terms and conditions otherwise similar to those of the notes. Accordingly, we have determined that the comparable yield is an annual rate of 7.00% per annum, compounded semi-annually.

              We are required to furnish to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the noncontingent interest payments on the notes and estimates of the amount and timing of contingent interest payments and the amount of the payment upon maturity on the notes taking into account the projected fair market value of the common stock and cash that might be paid upon a conversion of the notes. In this regard, the amount of cash and the fair market value of any common stock received by you upon conversion of a note will be treated for this purpose as a single contingent payment. The payments set forth on the projected payment schedule must produce a yield on the notes equal to the comparable yield. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth under "Incorporation of Certain Documents by Reference" in this prospectus. For U.S. federal income tax purposes, you generally must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the notes. Amounts treated as interest under the Contingent Debt Regulations are treated as original issue discount for U.S. federal income tax purposes.

              The precise manner of determining the comparable yield is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, in such event or in the event the IRS successfully challenged our projected payment schedule, the projected payment schedule could differ materially from the projected payment schedule provided by us. In any such case, the timing and amount of interest accruals on the notes could be significantly affected.

              The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amount of the payments on the notes or the value at any time of the common stock into which the notes may be converted.

Adjustments to Interest Accruals on the Notes

              If the actual contingent payments made on the notes differ from the projected contingent payments, adjustments will be made for the difference for U.S. federal income tax purposes. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional interest income recognized by you in such taxable year. For these purposes, the actual contingent payments in a taxable year will also include the fair market value of property received in that year, including the fair market value of any common stock received upon a conversion. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate are less than the total amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will be treated as follows:

  •
  first, the negative adjustment will reduce the amount of interest income that you would otherwise be required to include in your gross income with respect to the notes in the taxable year;

  •
  second, to the extent the negative adjustment exceeds the amount of interest income with respect to the notes required to be included in your gross income in the current taxable year, the negative adjustment will be treated as ordinary loss to the extent of your total prior interest inclusions with respect to the notes, reduced to the extent such prior interest inclusions with respect to the notes were previously offset by prior negative adjustments; and

  •
  third, to the extent any portion of the negative adjustment remains, it will be treated as a regular negative adjustment in the succeeding taxable year or, if the remaining negative adjustment is not used by the time you dispose of your notes, it will reduce the amount you realize on the sale, exchange, conversion, redemption or repurchase of your notes.

              Any net negative adjustment is not subject to the 2% floor limitation on miscellaneous itemized deductions.

Purchase of a Note at a Price Other Than the Adjusted Issue Price of the Note

              If you purchase a note for a price that differs from the adjusted issue price of the note at the time of purchase, you will be required to make additional negative or positive adjustments. You should take into account any difference between the purchase price of the note and the adjusted issue price of the note at the time of purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the note. If your purchase price for the note is greater than its adjusted issue price at the time of purchase, you should take the amount of the difference into account (allocated to a daily portion of interest or to a projected payment) as a negative adjustment on the date the daily portion accrues or the projected payment is made. If your purchase price for the note is less than its adjusted issue price at the time of purchase, you should take the amount of the difference (allocated to a daily portion of interest or to a projected payment) into account as a positive adjustment on the date the daily portion accrues or the projected payment is made. On the date of the adjustment, the adjusted tax basis of your note should be decreased by any such negative adjustment or increased by any such positive adjustment.

              Certain U.S. holders will receive Forms 1099-OID reporting interest accruals on their notes. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from the purchase of a note for a price that differs from its adjusted issue price at the time of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.

Sale, Exchange, Conversion, Redemption or Repurchase of the Notes

              Upon the sale, exchange, conversion, redemption or repurchase of a note, you will recognize gain or loss equal to the difference between (i) the amount you receive (including the amount of cash and the fair market value of our common stock received, if any), reduced by any net negative adjustment carried forward (as described above) and (ii) your adjusted tax basis in the notes. As mentioned above, the amount of cash and the fair market value of any common stock received by you upon conversion of a note will be treated as a contingent payment for this purpose and, under the indenture, by acceptance of a note or a beneficial interest in a note, you will be deemed to have agreed to so treat the cash and the fair market value of any such common stock. Any gain you recognize upon the sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. This differs from the tax rules applicable to convertible debt instruments that are not subject to the Contingent Debt Regulations. Any loss you recognize will be treated as ordinary loss to the extent of your prior net interest inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss, which will be long-term capital loss if you held the note for more than one year at the time of the sale, exchange, conversion, redemption or repurchase of the note. The deductibility of capital losses is subject to limitations. If a capital loss from the sale, exchange, conversion, redemption or repurchase of the notes meets certain thresholds, which are generally $10 million for corporate U.S. holders, other than S-corporations, and $2 million for other U.S. holders, you may be required to file a disclosure statement with the IRS.

              Special rules apply in determining the tax basis of a note. Your basis in a note will generally equal your original purchase price for the note, increased by interest you previously accrued on the note (determined without taking into account any adjustments to interest accruals, as described above) and reduced by the projected amount of any payments (contingent and non-contingent) previously scheduled to be made on the note under the projected payment schedule described above (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any such contingent payments previously actually made).

              Your tax basis in common stock, if any, received upon conversion of a note will equal the then current fair market value of that common stock. Your holding period for the common stock received will commence on the day after the date of conversion.

              If you convert your notes between a record date for an interest payment and the next interest payment date and consequently receive a payment of cash interest or contingent interest, as described in "Description of Notes—Interest," you should consult your own tax advisor concerning the appropriate treatment of such payments.

Constructive Dividends

              Under certain circumstances described under the heading "Description of Notes—Conversion Rights—Conversion Rate Adjustments" above, the conversion rate of the notes may be adjusted (including if we pay a cash dividend). Such adjustments (or failures to make adjustments) to the conversion rate that have the effect of increasing your proportionate interest in our assets or earnings may, in certain circumstances, result in a deemed distribution to you even though you do not receive a cash payment. Any deemed distribution will be taxable to you in the manner described below under "—Dividends," but may not be eligible for either the reduced rates of tax applicable to qualified dividend income or the dividends received deduction available to U.S. corporations.

Dividends

              Distributions, if any, made on our common stock held by you as a result of the conversion of your notes generally will be included in your gross income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a non-corporate U.S. holder in taxable years beginning before January 1, 2011 generally will be taxed at the lower applicable capital gains rate provided that the U.S. holder satisfies certain holding period and other requirements. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to satisfaction of applicable requirements.

Sale or Exchange of Common Stock

              Upon the sale or exchange of our common stock held by you as a result of the conversion of your notes, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale or exchange. Your adjusted tax basis and holding period in common stock received as a result of the conversion of your notes are determined as discussed above under "—Sale, Exchange, Conversion, Redemption or Repurchase of the Notes." Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

              Payments of principal, premium, if any, and interest (including original issue discount) on, and the proceeds of dispositions of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the applicable statutory rate (currently 28%) if a U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against a holder's U.S. federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

              The following is a summary of certain material U.S. federal income and estate tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of the notes that is not a U.S. holder and is not a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entity.

Payments with Respect to, and Conversion or Disposition of, the Notes

              All payments on the notes made to you, including contingent interest payments, a payment of common shares upon conversion, and any gain realized on a sale, exchange, redemption or conversion of the notes, will generally be exempt from U.S. federal income or withholding tax provided that:

  •
  you do not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership

  •
  you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a United States person and provide your name and address and otherwise satisfy applicable documentation requirements;

  •
  such payments and gain are not effectively connected with your conduct of a trade or business in the United States (and in the case of an applicable tax treaty, are not attributable to a permanent establishment maintained by you in the United States);

  •
  if you are an individual, you are present in the United States for fewer than 183 days in the taxable year of the disposition; and

  •
  we are not a "United States real property holding corporation" for U.S. federal income tax purposes.

              We believe that we are a United States real property holding corporation. However, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder (i) who owns within the shorter of the five-year period preceding the date of such non-U.S. holder's disposition of a note or the non-U.S. holder's holding period in the note, more than 5% of the notes if the notes are regularly traded on an established securities market, (ii) who owns within the time period described in (i) notes with a value greater than 5% of our common stock as of the latest date such notes were acquired if the notes are not traded on an established securities market, or (iii) who actually or constructively own more than 5% of our common stock, will be subject to tax on the sale, exchange, redemption or conversion thereof.

              If you fail to meet any of the conditions described in the first and second bullet points above, you generally will be subject to the 30% U.S. federal withholding tax with respect to payments of interest, including contingent interest and payments treated as interest, on the notes, unless you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN or successor form claiming an exemption from or reduction in this withholding tax under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI or successor form stating that interest income recognized by you on the notes is not subject to withholding tax because it is effectively connected with your conduct of a U.S. trade or business.

              If you are engaged in a trade or business in the United States and interest income on your notes is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), you generally will be subject to U.S. federal income tax on that interest income on a net income basis at the applicable individual or corporate rates in the same manner as if you were a U.S. holder, as described above, although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest income on your notes will be included in your earnings and profits.

              If you are an individual who fails to meet the test described in the fourth bullet point above, except as otherwise provided by an applicable income tax treaty, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

Constructive Dividends

              Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend (see "—Consequences to U.S. Holders—Constructive Dividends" above). Any such constructive dividend received by you will be treated in the same manner as an actual dividend received by you, as discussed below under "—Dividends". Withholding tax applicable to any such constructive dividend received by you may be withheld from interest, shares of common stock or proceeds subsequently paid or credited to you and, in such event, you should consult your own tax advisor as to whether you can obtain a refund for all or a portion of any tax withheld.

Dividends

              Distributions, if any, made on our common stock held by you as a result of the conversion of your notes will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The gross amount of any such dividends generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. A non-U.S. holder of our common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

              Any dividends on our common stock that are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by you) will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates in the same manner as if you were a U.S. holder, as described above (unless an applicable income tax treaty provides otherwise) but will not subject to withholding tax provided you comply with certain certification and disclosure requirements. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

Sale, Exchange, or Other Disposition of Common Stock

              You will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and in the case of an applicable tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition; or

  •
  you have actually or constructively owned more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock, provided that our common stock continues to be regularly traded on an established securities market for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

              Generally, we must report annually to the IRS and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld from those payments. Copies of the information returns reporting such interest, dividends and withholding also may be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

              In general, you will not be subject to backup withholding with respect to payments made to you by us or our paying agent, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a United States person. In addition, you generally will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or share of our common stock conducted through a U.S. broker or certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

              You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

SELLING SECURITYHOLDERS

              The notes were originally issued by us to Merrill Lynch, Wachovia Capital Markets, LLC, Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., and UBS Securities LLC, as initial purchasers, in a transaction exempt from the registration requirements of the Securities Act and were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of such notes. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders' interests.

              The following table sets forth information as of June 15, 2007, with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered under this prospectus. This information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Accordingly, no estimate can be given as to the amount of the notes or common stock that will be held by the selling securityholder upon termination of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us the information regarding their notes in transactions exempt from the registration requirements of the Securities Act.

              Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus when and if necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment in certain circumstances.

Name	Aggregate Principal Amount of Notes That May Be Sold	Percentage of Notes Outstanding	Number of Shares of Common Stock That May Be Sold(1)	Percentage of Shares of Common Stock Outstanding
Advent Enhanced Phoenix	$4,000,000	1.39%	73,502	0.12%
Bear, Stearns & Co. Inc.(2)(3)(5)	$11,300,000	3.93%	207,646	0.33%
BPER International SICAV—Global Convertible Bond EUR(6)	$750,000	0.26%	13,782	0.02%
Brookline Avenue Master Fund, L.P.(7)	$1,000,000	0.35%	18,375	0.03%
CNH CA Master Account, L.P.(8)	$7,500,000	2.61%	137,817	0.22%
DBAG London(3)(9)	$29,726,000	10.34%	546,236	0.86%
Deutsche Bank Securities Inc.(2)	$500,000	0.17%	9,187	0.01%
Focused SICAV—Convert Global (EUR)(10)	$11,100,000	3.86%	203,970	0.32%
Kamunting Street Master Fund LTD(2)	$2,500,000	0.87%	45,939	0.07%
KBC Financial Products USA Inc.(2)(11)	$3,000,000	1.04%	55,127	0.09%
Linden Capital LP	$15,000,000	5.22%	275,635	0.44%
Magnetar Capital Master Fund, Ltd.(12)	$4,000,000	1.39%	73,502	0.12%
Morgan Stanley Convertible Securities Trust(2)	$850,000	0.30%	15,619	0.02%
Platinum Grove Contingent Capital Master Fund Ltd.	$14,000,000	4.87%	257,259	0.41%
Plexus Fund Limited	$12,000,000	4.17%	220,508	0.35%
Polygon Global Opportunities Master Fund(13)	$13,200,000	4.59%	242,559	0.38%
Sandelman Partners Multi-Strategy Master Fund LTD	$55,500,000	19.30%	1,019,851	1.60%
Satellite Convertible Arbitrage Master Fund LLC(14)	$7,500,000	2.61%	137,817	0.22%
UBS (Lux) Bond SICAV Convert Global USD B(10)	$400,000	0.14%	7,351	0.01%
UBS (Lux) IF Global Convertible Bonds(15)	$7,750,000	2.70%	142,411	0.23%
UBS O'Connor LLC F/B/O: O'Connor Global Convertible Arbitrage Master Limited(16)	$1,850,000	0.64%	33,995	0.05%
UBS O'Connor LLC F/B/O: O'Connor Global Convertible Arbitrage II Master Limited(16)	$150,000	0.05%	2,757	*
Van Kampen Harbor Fund(2)(17)	$1,650,000	0.57%	30,319	0.05%
Vicis Capital Master Fund(18)	$6,000,000	2.09%	110,254	0.18%
Total(4)(19)	$211,226,000	73.47%	3,881,418	6.18%

*
Less than 0.01%

(1)
Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder's notes, based on the initial conversion rate of 18.3757 shares of our common stock per $1,000 principal amount at maturity of the notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes—Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
The selling securityholder is a broker-dealer.

(3)
The selling securityholder is an affiliate of a broker-dealer.

(4)
Certain of the selling securityholders may have transferred notes pursuant to Rule 144A or otherwise reduced their position prior to the date of this prospectus.

(5)
This selling securityholder was a co-manager and initial purchaser in the initial offering of the notes. This selling securityholder is an affiliate of, and has 100% control of, Bear, Stearns Securities Corp., which is a broker-dealer. This selling securityholder has advised us that, as of June 5, 2007, it held a short position with respect to 129,900 shares of our common stock.

(6)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by Prof. Dott. Angelo Tantazzi, Chairman of the Board of Directors of BANCA POPOLARE DELL'EMILIA ROMAGNA (EUROPE) INTERNATIONAL S.A. Luxembourg ("BPER Luxembourg"), Maurizio Morgillo, Senior Manager of BANCA POPOLARE DELL'EMILIA ROMAGNA S.C. Modena ("BPER Modena"), Enrico Gorla, General Manager of BPER Luxembourg, Marco Righi-Nicli, Manager of BPER Modena, and Dott. Gian Enrico Venturini, Senior Manager of BPER Modena.

(7)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by Brookline Avenue Partners, LP, its investment advisor.

(8)
CNH Partners, LLC is the investment advisor of this selling securityholder and has sole voting and dispositive power over the notes and common stock held by this selling securityholder. The investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(9)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by Patrick Corrigan.

(10)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by Andreas Jacobs, Managing Director of UBS AG, Basel und Zürich ("UBS AG Basel"), Dirk Spiegel, Executive Director of UBS AG, Gerhard Fusenig, Managing Director of UBS AG Basel, Gilbert Schintgen, Executive Director of UBS Fund Services (Luxembourg) S.A., Luxembourg ("UBS Luxembourg"), and Aloyse Hemmen, Executive Director of UBS Luxembourg.

(11)
This selling securityholder has advised us that the notes and common stock held by this selling securityholder are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(12)
Magnetar Financial LLC is the investment advisor of this selling securityholder and consequently has voting control and investment discretion over the notes and common stock held by this selling securityholder. Magnetar Financial LLC disclaims beneficial ownership of the notes and common stock held by this selling securityholder. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any notes and common stock to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of the notes and common stock held by this selling securityholder.

(13)
This selling securityholder has advised us that Polygon Investment Partner LLP, Polygon Investment Partners LP, Polygon Investments Ltd., Alexander E. Jackson, Reade E. Griffith, and Patrick G. G. Dear each share voting and dispositive power of, and each disclaim beneficial ownership of, the notes and common stock held by this selling securityholder.

(14)
The discretionary investment manager of this selling securityholder is Satellite Asset Management, L.P. ("SAM"). The controlling entity of SAM is Satellite Fund Management, LLC ("SFM"). The managing members of SFM are Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin. SAM, SFM, Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin disclaim beneficial ownership of the notes and common stock held by this selling securityholder.

(15)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by UBS Institutional Fund Management Company S.A., Andreas Jacobs, Managing Director of UBS AG Basel, Dirk Spiegel, Executive Director of UBS AG Basel, Gerhard Fusenig, Managing Director of UBS AG, Gilbert Schintgen, Executive Director of UBS Luxembourg, and Aloyse Hemmen, Executive Director of UBS Luxembourg.

(16)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by its investment manager, UBS O'Connor LLC. UBS O'Connor LLC is a wholly-owned subsidiary of UBS AG.

(17)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by its investment advisor, Van Kampen Asset Management.

(18)
This selling securityholder has advised us that voting power and investment control with respect to the notes and common stock held by this selling securityholder are exercised by Shad Stastney, John Succo and Sky Lucas.

(19)
The number of shares that may be sold and the percentages of notes and common stock outstanding may not sum due to rounding.

              Based upon information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years, except as disclosed above. Assuming that at the end of the offering all notes listed above are sold, none of the selling securityholders listed above will own 1% or more of our outstanding common stock after this offering.

              Selling securityholders who are registered broker-dealers or affiliates of registered broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act. To our knowledge, no selling securityholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

PLAN OF DISTRIBUTION

              The notes and common stock issuable upon conversion of the notes may be sold from time to time directly by the selling securityholders or, alternatively, through underwriters, broker-dealers or agents. If the notes and common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the applicable selling securityholder will be responsible for underwriting discounts or commissions or agent's commissions and their professional fees. Such notes and common stock issuable upon conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. Each selling securityholder may pledge or grant a security interest in some or all of the notes and common stock issuable upon conversion of the notes owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes from time to time pursuant to this prospectus. Each selling securityholder also may transfer and donate notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of this prospectus.

              The aggregate proceeds to the selling securityholders from the sale of the notes or common stock issuable upon conversion of the notes offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling securityholders, together with their agents from time to time, reserves the right to accept and to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

              Our outstanding common stock is listed for trading on the New York Stock Exchange under the symbol "SM." We have no plans to list the notes on a securities exchange and can give no assurance about the development of any trading market for the notes. See "Risk Factors—Risks Relating to the Offering—An active public market may not develop for the notes, which could hinder your ability to liquidate your investment."

              In order to comply with the securities laws of some states, if applicable, the notes and common stock issuable upon conversion of the notes may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock issuable upon conversion of the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

              We entered into a registration rights agreement for the benefit of holders of the notes to register their notes and common stock issuable upon conversion of their notes under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling securityholders incident to the offering and sale of the notes and the common stock issuable upon conversion of the notes.

              Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until April 4, 2009 or until the earlier of:

  •
  the sale pursuant to the shelf registration statement of all of the notes and shares of common stock issuable upon conversion of the notes, and

  •
  the date when the holders, other than the holders that are our "affiliates," of the notes and the common stock issuable upon conversion of the notes are able to sell or transfer all such securities immediately without restriction pursuant to Rule 144 under the Securities Act or any successor rule thereto or otherwise.

              Our obligation to keep the registration statement to which this prospectus relates available for use is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the notes and shares of common stock pursuant to the registration statement to which this prospectus relates. We may suspend the use of this prospectus because of valid business reasons, including without limitation proposed or pending corporate developments, filings with the SEC and similar events, for a period not to exceed 45 days in any three-month period or an aggregate of 90 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.

LEGAL MATTERS

              Certain legal matters related to this offering have been passed upon for us by the law firm of Ballard Spahr Andrews & Ingersoll, LLP.

EXPERTS

              The financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the change in method of accounting and disclosure for stock-based compensation and defined benefit pension plans, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

              Certain information with respect to our proved oil and natural gas reserves referred to and incorporated by reference herein is based in part upon engineering reports of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., each a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firms as experts in petroleum engineering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

              We have filed a registration statement on Form S-3 under the Securities Act with the SEC in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information contained in the registration statement and all of the exhibits filed with the registration statement. For further information about us, the notes and the common stock, please see the registration statement and the exhibits filed with the registration statement. Summaries in this prospectus of the contents of any agreement or other document filed as an exhibit to this registration statement are not necessarily complete. In each instance, please refer to the copy of the agreement or other document filed as an exhibit to the registration statement.

              We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

              You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov. Our SEC filings and other information are available at our website, www.stmaryland.com. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              We can disclose important information to you by referring to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference (except to the extent the information contained therein has been updated or superseded by the information contained in this prospectus):

                  (1)         Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, filed on March 21, 2007;

                  (2)         Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 4, 2007;

                  (3)         Our Current Reports on Form 8-K filed on January 4, 2007, January 26, 2007, February 21, 2007, February 23, 2007 (as amended on February 26, 2007), February 28, 2007, March 19, 2007, March 29, 2007, March 30, 2007, April 4, 2007, April 19, 2007, April 26, 2007, May 4, 2007, May 17, 2007 and June 15, 2007 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

                  (4)         All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the notes offered by this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

              We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203
Attention: Chief Financial Officer
(303) 861-8140

              You should rely only on the information contained in this prospectus directly or incorporated by reference. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the applicable contract or other document, and each such statement is qualified in all respects by such reference.

GLOSSARY OF OIL AND NATURAL GAS TERMS

              The oil and natural gas terms defined in this section are used in this document.

              Bbl.    One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

              Bcf.    Billion cubic feet, used in reference to natural gas.

              BCFE.    Billion cubic feet of natural gas equivalent. Natural gas equivalents are determined using the ratio of six Mcf of natural gas (including natural gas liquids) to one Bbl of oil.

              Development well.    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

              Exploratory well.    A well drilled to find and produce oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir beyond its known horizon.

              Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature or stratigraphic condition.

              Formation.    A succession of sedimentary beds that were deposited under the same general geologic conditions.

              MBbl.    One thousand barrels of oil or other liquid hydrocarbons.

              MMBbl.    One million barrels of oil or other liquid hydrocarbons.

              Mcf.    One thousand cubic feet, used in reference to natural gas.

              MCFE.    One thousand cubic feet of natural gas equivalent. Natural gas equivalents are determined using the ratio of six Mcf of natural gas (including natural gas liquids) to one Bbl of oil.

              MMCFE.    One million cubic feet of natural gas equivalent. Natural gas equivalents are determined using the ratio of six Mcf of natural gas (including natural gas liquids) to one Bbl of oil.

              Net asset value per share.    The result of the fair market value of total assets less total liabilities, divided by the total number of outstanding shares of common stock.

              NYMEX.    New York Mercantile Exchange.

              PV-10 value.    The present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion, and amortization, discounted using an annual discount rate of 10%. While this measure does not include the effect of income taxes as it would in the use of the standardized measure calculation, it does provide an indicative representation of the relative value of our company on a comparative basis to other companies and from period to period.

              Proved developed reserves.    Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

              Proved reserves.    The estimated quantities of oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

              Proved undeveloped reserves.    Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

              Recompletion.    The completion in an existing wellbore in a formation other than that in which the well has previously been completed.

              Standardized measure of discounted future net cash flows.    The discounted future net cash flows relating to proved reserves based on year-end prices, costs and statutory tax rates, and a 10% annual discount rate. The information for this calculation is included in the note regarding disclosures about oil and natural gas producing activities contained in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006 incorporated by reference in this prospectus.

              Undeveloped acreage.    Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether such acreage contains estimated net proved reserves.

$287,500,000

St. Mary Land & Exploration Company

3.50% Senior Convertible Notes due 2027

and Common Stock Issuable upon Conversion of the Notes

PROSPECTUS

June 15, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

              The following table sets forth the amount of fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by the registrant. Except for the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$8,826.25
Trustee, Transfer Agent and Registrar Fees and Expenses	1,000.00
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	35,000.00
Printing and Engraving Expenses	5,000.00
Miscellaneous Expenses	1,000.00
Total	$60,826.25

Item 15.    Indemnification of Directors and Officers.

              The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Delaware corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

                  (a)         A Delaware corporation may indemnify a person who is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  (b)         A Delaware corporation may indemnify a person who is or was a director, officer, employee or agent of the corporation in an action or suit by or in the right of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the personal reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation (except under certain circumstances).

                  (c)          A Delaware corporation must indemnify a present or former director or officer against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding to the extent that such person has been successful on the merits or otherwise in defense of the action, suit or proceeding.

                  (d)         A Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against such person and incurred by such person in any such capacity or arising from such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the Delaware General Corporation Law.

              The registrant's certificate of incorporation and by-laws contain provisions to the general effect that the registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify any person who is or was a director or officer of the registrant against liabilities which such person may incur in such person's capacities as such. In addition, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

                  (a)         for any breach of the director's duty of loyalty to the registrant or its stockholders;

                  (b)         for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (c)          under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or stock repurchases);

                  (d)         for any transaction from which the director derived an improper personal benefit.

              The registrant maintain directors' and officers' insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

Item 16.    Exhibits.

                  (A)        Exhibits:

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of St. Mary Land & Exploration Company as amended on May 25, 2005 (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
3.2
Restated Bylaws of St. Mary Land & Exploration Company as amended on March 27, 2003 (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).
4.1
St. Mary Land & Exploration Company Shareholder Rights Plan adopted on July 15, 1999 (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999 and incorporated herein by reference).
4.2
First Amendment to Shareholders Rights Plan dated March 15, 2002 as adopted by the Board of Directors on July 19, 2001 (filed as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
4.3	Second Amendment to Shareholder Rights Plan dated April 24, 2006 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 25, 2006 and incorporated herein by reference).
4.4
Indenture dated as of April 4, 2007 between St. Mary Land & Exploration Company and Wells Fargo Bank, National Association, as trustee (including the form of 3.50% Senior Convertible Note due 2027) (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on April 4, 2007 and incorporated herein by reference).

4.5
Registration Rights Agreement dated as of April 4, 2007 among St. Mary Land & Exploration Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, for themselves and as representatives of the Initial Purchasers (filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on April 4, 2007 and incorporated herein by reference).
4.6*	Form of Stock Certificate for Shares of Common Stock.
5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
8.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to U.S. federal income tax considerations.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.4	Consents of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibits 5.1 and 8.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1.

*
Filed herewith.

                  (B)         Financial Statement Schedules:

        Not applicable.

Item 17.    Undertakings.

                  (a)         The undersigned registrant hereby undertakes:

                      (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                      (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i)
      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included-in this registration statement; and

      (ii)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included n this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

                  (b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c)          Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 15, 2007.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ ANTHONY J. BEST Anthony J. Best President, Chief Executive Officer and Director

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Best and David W. Honeyfield, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. BEST Anthony J. Best	President, Chief Executive Officer and Director	June 15, 2007
/s/ DAVID W. HONEYFIELD David W. Honeyfield	Senior Vice President—Chief Financial Officer, Secretary and Treasurer	June 15, 2007
/s/ MARK T. SOLOMON Mark T. Solomon	Controller	June 15, 2007
/s/ MARK A. HELLERSTEIN Mark A. Hellerstein	Chairman of the Board of Directors	June 15, 2007
/s/ BARBARA M. BAUMANN Barbara M. Baumann	Director	June 15, 2007

/s/ LARRY W. BICKLE Larry W. Bickle	Director	June 15, 2007
/s/ WILLIAM J. GARDINER William J. Gardiner	Director	June 15, 2007
/s/ JULIO M. QUINTANA Julio M. Quintana	Director	June 15, 2007
/s/ JOHN M. SEIDL John M. Seidl	Director	June 15, 2007
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Director	June 15, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of St. Mary Land & Exploration Company as amended on May 25, 2005 (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
3.2
Restated Bylaws of St. Mary Land & Exploration Company as amended on March 27, 2003 (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).
4.1
St. Mary Land & Exploration Company Shareholder Rights Plan adopted on July 15, 1999 (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999 and incorporated herein by reference).
4.2
First Amendment to Shareholders Rights Plan dated March 15, 2002 as adopted by the Board of Directors on July 19, 2001 (filed as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
4.3	Second Amendment to Shareholder Rights Plan dated April 24, 2006 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 25, 2006 and incorporated herein by reference).
4.4
Indenture dated as of April 4, 2007 between St. Mary Land & Exploration Company and Wells Fargo Bank, National Association, as trustee (including the form of 3.50% Senior Convertible Note due 2027) (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on April 4, 2007 and incorporated herein by reference).
4.5
Registration Rights Agreement dated as of April 4, 2007 among St. Mary Land & Exploration Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, for themselves and as representatives of the Initial Purchasers (filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on April 4, 2007 and incorporated herein by reference).
4.6*	Form of Stock Certificate for Shares of Common Stock.
5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
8.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to U.S. federal income tax considerations.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.4	Consents of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibits 5.1 and 8.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1.

*
Filed herewith.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
SUMMARY
St. Mary Land & Exploration Company
The Offering
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF OTHER DEBT
DESCRIPTION OF NOTES
Make Whole Premium (Increase in Applicable Conversion Rate)
DESCRIPTION OF CAPITAL STOCK
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEPENDENT PETROLEUM ENGINEERS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
GLOSSARY OF OIL AND NATURAL GAS TERMS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX